Exhibit 10.1

Execution Version

SECOND LIEN CREDIT AGREEMENT

Dated as of January 11, 2016

among

SUNEDISON, INC.,

as Borrower,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,

MACQUARIE CAPITAL (USA) INC.,

and

KEYBANC CAPITAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners

DEUTSCHE BANK SECURITIES INC.,

as Sole Syndication Agent

and

The Lenders Party Hereto

DEUTSCHE BANK SECURITIES INC.,

as Sole Documentation Agent

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TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

SCHEDULES

1.01(a)	Disqualified Lenders
1.01(c)	Closing Date Unrestricted Subsidiaries
1.01(d)	Closing Date Non-Recourse Subsidiaries
2.01	Commitments and Applicable Percentages
2.09	Lenders
4.01	Closing Checklist
5.13	Subsidiaries; Material Equity Investments
6.14(b)	Mortgaged Property Requirements
6.17	Post-Closing Obligations
6.19	Warrant Holders and Shares
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Warrant
C-1	Tranche A-1 Note
C-2	Tranche A-2 Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Pledge and Security Agreement
G	Guaranty Agreement
H	Intercompany Note
I	Perfection Certificate
J	Apollo Sponsor Support Agreement Terms
K	Borrower/YieldCo II Agreements
L	Collateral Trust Agreement
M	Second Lien Convertible Notes Indenture

v

SECOND LIEN CREDIT AGREEMENT

This SECOND LIEN CREDIT AGREEMENT is entered into as of January 11, 2016, among SUNEDISON, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Lenders have agreed to extend a credit facility to the Borrower consisting of up to $725,000,000 aggregate principal amount of Term Loans, consisting of $500,000,000 aggregate principal amount of Tranche A-1 Term Loans and $225,000,000 aggregate principal amount of Tranche A-2 Term Loans; the proceeds of which will be used (i) to refinance all of the indebtedness outstanding under that certain Second Lien Credit Agreement, dated as of August 11, 2015, among the Borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders from time to time party thereto (as amended or otherwise modified prior to the date hereof, the “Existing Second Lien Credit Agreement”), (ii) to refinance all of the indebtedness outstanding under that certain Margin Loan Agreement, dated as of January 29, 2015, among SUNE ML 1, LLC, Deutsche Bank AG, London Branch, as administrative agent, and the lenders from time to time party thereto (as amended or otherwise modified prior to the date hereof, the “Existing Margin Loan Agreement”), (iii) to pay fees and expenses related to this Agreement, the other Loan Documents, the refinancing of the Existing Second Lien Credit Agreement, the refinancing of the Existing Margin Loan Agreement, the issuance of the Second Lien Convertible Notes and the transactions related thereto and hereto and (iv) for general corporate purposes;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Trustee, for the benefit of the Secured Parties, a Second Priority Lien on substantially all of its assets, including, to the extent required by the Loan Documents, a pledge of all the Equity Interests of each of its Domestic Subsidiaries and sixty-five percent (65%) of the Equity Interests of each of its First-Tier Foreign Subsidiaries; and

WHEREAS, the Guarantors have agreed to guarantee the Obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Trustee, for the benefit of the Secured Parties, a Second Priority Lien on substantially all of their respective assets, including, to the extent required by the Loan Documents, a pledge of all the Equity Interests of each of their respective Domestic Subsidiaries and sixty-five percent (65%) of the Equity Interests of each of their respective First-Tier Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Consideration” means, with respect to any purchase or acquisition described in Section 7.02(g), the aggregate amount of all cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith).

“Administrative Agent” means Deutsche Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of (i) the Administrative Agent, (ii) the Syndication Agent, (iii) the Bookrunners, (iv) the Arrangers, (v) the Collateral Trustee, and (vi) any other Person appointed under the Loan Documents to serve in an agent or similar capacity.

“Aggregate Commitments” means the Commitments of all the Lenders. The initial amount of the Aggregate Commitments in effect on the Closing Date is $725,000,000.

“Agreement” means this Second Lien Credit Agreement.

“Alternative Fuel Energy System” means a Solar Energy System and/or an energy generating installation utilizing wind power or an alternative fuel source other than solar energy.

“Apollo” means Vivint Solar, Inc., a Delaware corporation.

“Apollo Acquisition” means the direct or indirect acquisition by the Borrower of Apollo pursuant to and in accordance with the Apollo Acquisition Agreement.

“Apollo Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 20, 2015, by and among the Borrower, SEV Merger Sub Inc., a Delaware corporation, and Apollo pursuant to which the SEV Merger Sub Inc. will merge with and into Apollo, subject to the terms and conditions set for therein, as amended prior to the date hereof.

“Apollo Holdings” means a direct or indirect wholly owned Domestic Subsidiary of the Borrower to be formed on or prior to the consummation of a financing of the Apollo Subs (and notified as such by the Borrower to the Administrative Agent).

“Apollo Permitted Seller Notes” means the 2.25% Convertible Senior Notes due 2020 to be issued by the Borrower pursuant to the Apollo Permitted Seller Notes Indenture on the date of the consummation of the Apollo Acquisition.

“Apollo Permitted Seller Notes Indenture” mean the indenture substantially in the form attached as Exhibit B to the Apollo Acquisition Agreement, by and between the Borrower and Computershare Trust Company, National Association.

“Apollo Permitted Seller Notes Refinancing Convertible Bond Indebtedness” has the meaning set forth in Section 7.01(l).

“Apollo Purchase Agreement” means that certain Purchase Agreement, dated as of July 19, 2015, by and between the Borrower, as “Seller” thereunder, and YieldCo Intermediate, as “Purchaser” thereunder, as amended prior to the date hereof.

“Apollo Sponsor Support Agreement” means the sponsor support agreement having terms substantially the same as those set forth in Exhibit J hereto, by and between the Borrower and an Apollo Sub.

“Apollo Subs” means Apollo and each other subsidiary of Apollo Holdings.

“Apollo TERP Note” means the promissory note issued by the Borrower to YieldCo Intermediate pursuant to the Apollo Purchase Agreement having terms substantially the same as those set forth on Exhibit E to the Apollo Purchase Agreement.

“Apollo TERP Sale” means the sale of all of the equity interests in the subsidiaries of Apollo identified as “Purchased Subsidiaries” under (and as defined in) the Apollo Purchase Agreement pursuant and in accordance with the terms of the Apollo Purchase Agreement.

“Applicable Percentage” means with respect to any Lender, with respect to any Facility or Facilities, as the case may be, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender under the applicable Facility or Facilities by (b) the aggregate Term Loan Exposure of all Lenders under the applicable Facility or Facilities. The initial Applicable Percentage of each Lender with respect to each Facility as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the following percentages per annum:

For any Eurocurrency Rate Loans:	For any Base Rate Loans:
10.00%	9.00%

“Applicable Reserve Requirement” means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the FRB or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurocurrency Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Rate Loans. A Eurocurrency Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Bank” has the meaning specified in the definition of Cash Equivalents.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc., Barclays Bank PLC, Macquarie Capital (USA) Inc. and KeyBanc Capital Markets Inc.

“Arrangers Pro Rata Share” has the meaning specified in Section 2.09(b).

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other Disposition to, or any exchange of property with, any Person (other than the Borrower or any Guarantor), in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of the Borrower’s Subsidiaries, other than (x) Dispositions in the form of Restricted Payments permitted under Section 7.06 or Investments permitted under Section 7.02 and (y) sales or other Dispositions of Excluded Assets; provided that any Disposition of Excluded Assets described in clauses (i), (ii), (iii), (iv) and (vii) of the defined term “Excluded Assets” shall not be deemed to be an Asset Sale solely to the extent such Disposition is in the ordinary course of business.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (iii) the sum of (x) the Eurocurrency Rate then in effect that would be payable on such day for Eurocurrency Rate Loan (after giving effect to any Eurocurrency Rate Loan “floor”) with a one-month interest period plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Blocked Account Agreement” has the meaning specified in Section 2.09(b).

“Blocked Account Termination Date” has the meaning specified in Section 2.09(b).

“Bookrunners” means Deutsche Bank Securities Inc., Barclays Bank PLC, Macquarie Capital (USA) Inc. and KeyBanc Capital Markets Inc.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower/SSL TopCo Agreements” means, collectively, each of the following agreements, each by and between Borrower and SSL TopCo, and each in form and substance reasonably satisfactory to the Administrative Agent: (i) the Separation Agreement, (ii) the Polysilicon Supply Agreement, (iii) the CCZ and Diamond Coated Wire Licensing Agreement, (iv) the Patent and Technology Cross-License Agreement, (v) the Technology Joint Development Agreement, (vi) the Transition Services Agreement, and (vii) the Tax Matters Agreement.

“Borrower/YieldCo Agreements” means, collectively, each of the following, each by and among, inter alia, Borrower and YieldCo Intermediate, and each substantially in the form attached on Exhibit K hereto or otherwise in form reasonably satisfactory to the Administrative Agent: (i) Interest Payment Agreement, (ii) Management Services Agreement, (iii) Call Rights Agreement, (iv) Limited Liability Company Agreement and (v) Repowering Services Right of Refusal Agreement.

“Borrower/YieldCo II Agreements” means, collectively, each of the following, each by and among, inter alia, Borrower or any of the Guarantors and YieldCo II and/or YieldCo II Intermediate, and each substantially in the form attached as Exhibit K hereto or otherwise in form reasonably satisfactory to the Administrative Agent: (i) the Interest Payment Agreement, (ii) Management Services Agreement, (iii) Project Support Agreement, (iv) Limited Liability Company Agreement, (v) Repowering Services Agreement, (vi) Project Investment Agreement, (vii) Distribution Payment Agreement and (viii) each other support service agreement, supply agreement, license agreement, tax matters agreement and any other agreement, document or instrument entered into by the Borrower and YieldCo II.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located, and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, it means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means expenditures made in respect of the purchase or other acquisition of any fixed or capital asset, but shall expressly exclude normal replacements and maintenance which are properly charged to current operations.

“Cash” means money, currency or a credit balance in any demand account or Deposit Account.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) Dollar-denominated certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition and issued either (i) by a Lender or (ii) by a commercial bank both (A) having combined capital and surplus of not less than $500,000,000 and (B) that has a short-term credit rating of at least A-1 by S&P or P-1 by Moody’s (any Person meeting the criteria of this clause (ii) an “Approved Bank”); (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or any Affiliate thereof or of any Approved Bank, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition and issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition and backed by standby letters of credit issued by any Lender or any Approved Bank; (g) shares of money market mutual or similar funds which invest substantially all of their assets in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $3,000,000,000; (h) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank; or (i) investments in industrial development revenue bonds which (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) are supported by a direct pay letter of credit covering principal and accrued interest which is issued by a Lender or an Approved Bank.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means:

(I) an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a Controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities; or

(II) an occurrence of a “Fundamental Change” under and as defined in the 2018 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2021 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2020 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2022 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2023 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2025 Convertible Senior Notes Indenture, a “Fundamental Change” (or equivalent) under the applicable indenture governing the Permitted Seller Notes, a “Fundamental Change” (or equivalent) under the Apollo Permitted Seller Notes Indenture, a “Fundamental Change” (or equivalent) under the applicable document governing the Permitted Mandatory Convertible Preferred or a “Fundamental Change” under and as defined in the Second Lien Convertible Notes Indenture.

“Class A TERP Common Stock” means the Class A common stock of TerraForm Power, Inc., a Delaware corporation.

“Closing Date” means January 11, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Collateral Trustee, the Administrative Agent (with respect to the Fronting Compensation Fee Account) or any Lender is granted a Lien under any Security Document as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.

“Collateral Trust Agreement” means a collateral trust agreement substantially in the form of Exhibit L, as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Collateral Trustee” means Wilmington Trust, National Association, its successors and assigns as Collateral Trustee pursuant to the Collateral Trust Agreement.

“Commitment” means a Tranche A-1 Commitment or a Tranche A-2 Commitment. The initial aggregate amount of the Commitments is $725,000,000.

“Committed Borrowing” means a borrowing consisting of simultaneous Term Loans made by each of the Lenders pursuant to Section 2.01 on the Closing Date.

“Committed Trade Loans” has the meaning specified in Section 2.09(b).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period of measurement thereof, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus, without duplication:

(1) provision for taxes based on income or profits of the Borrower and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the following, for such period, to the extent deducted in computing such Consolidated Net Income:

(a) the consolidated interest expense of the Borrower and its Subsidiaries for such period (other than interest expense with respect to Non-Recourse Project Indebtedness), whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, imputed interest with respect to Attributable Indebtedness (other than Attributable Indebtedness of any capital lease that constitutes Non-Recourse Project Indebtedness), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to First Lien Related Swap Contracts in respect of interest rates; plus

(b) the consolidated interest expense of the Borrower and its Subsidiaries (other than interest expense with respect to Non-Recourse Project Indebtedness) that was capitalized during such period; plus

(c) any interest on Indebtedness of another Person that is guaranteed by the Borrower or its Subsidiaries or secured by a Lien on assets of the Borrower or its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d) the product of (i) all dividends, whether paid or accrued and whether or not in Cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Equity Interests) or to the Borrower or a Subsidiary of

the Borrower, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(3) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of the Borrower and its Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(4) the amount of any restructuring charge or expense and unusual or non-recurring charges or expenses, to the extent that such charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Borrower and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus

(6) any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of the Borrower and its Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; and provided that, notwithstanding anything to the contrary contained herein, the Consolidated EBITDA for any period of measurement thereof shall (x) include the appropriate financial items for any Person or business unit that has been acquired by the Borrower or any of its Subsidiaries for any portion of such period prior to the date of such acquisition, and (y) exclude the appropriate financial items for any Person or business unit that has been Disposed of by the Borrower or any of its Subsidiaries, for the portion of such period prior to the date of Disposition.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including obligations under the First Lien Credit Agreement (b) all purchase money Indebtedness, (c) all issued and undrawn letters of credit (including standby and commercial, and including Letters of Credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but excluding obligations arising under Performance Letters of Credit other than obligations in respect of drawings thereunder,

(d) Attributable Indebtedness in respect of capital leases, (e) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Borrower or any Subsidiary, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other comparable limited liability entity) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made or as a matter of law is non-recourse to the Borrower or such Subsidiary; provided that Consolidated Funded Indebtedness shall not include (i) Non-Recourse Project Indebtedness (including capital leases that constitute Non-Recourse Project Indebtedness) and (ii) Indebtedness permitted by Sections 7.03(a), (l), (o), (p), (q), (r) and (s).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries, the aggregate of the net income (loss) of the Borrower and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1) except as set forth in clause (7) below (but, in any event, without duplication with clause (7)), (A) all extraordinary gains and losses and (B) except, without duplication of amounts included in computing such Consolidated Net Income, for Dispositions of Excluded Assets described in clause (i) of the defined term “Excluded Assets” to the extent such Disposition is in the ordinary course of business, all gains and losses realized in connection with any Disposition made pursuant to Section 7.04 or Section 7.05(g) or the Disposition of securities and (C) the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (or loss) of any Person (other than any Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has a joint or minority interest and of any Person that is an Unrestricted Subsidiary will be excluded, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Subsidiaries during such period;

(3) the net income (or loss) of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) non-cash charges and expenses associated with equity-based compensation plans will be excluded;

(6) non-cash gains and losses attributable to movement in the mark-to-market valuation of First Lien Related Swap Contracts pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded; and

(7) Foregone Margin will be included notwithstanding whether such Foregone Margin would be recognized in accordance with GAAP (it being understood and agreed that the Foregone Margin may be recognized and included in the Consolidated Net Income in a period prior to the period in which the related Disposition occurs and, in accordance with the calculation set for in the definition of the term “Foregone Margin”, over time).

For purposes of calculating Consolidated Net Income, (a) all direct sales transactions involving Solar Energy Systems and related assets will be accounted for at the time of sale pursuant to Staff Accounting Bulletin No. 104 and without giving effect to any reserves required under real estate accounting; (b) all sale and leaseback transactions involving Solar Energy Systems and related assets will be accounted for as sales transactions and without giving effect to any reserves required under real estate accounting, in the case of each of clauses (a) and (b), with the result that all deferred revenue and margin from such direct sales and sale and leaseback transactions will be recognized on the date of sale rather than over time; and (c) if any revenue and margin that was recognized on the date of sale rather than over time as a result of the application of clauses (a) or (b) above would not, if such clauses did not apply, be recognized in accordance with GAAP in the applicable future period in which such revenue and margin would otherwise be recognized in accordance with GAAP, then such revenue and margin will be deducted from Consolidated Net Income in such applicable future period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the Code.

“Controlled Person” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity 50% or less but more than 30% of the ownership interests of which is at the time beneficially owned, directly or indirectly through one or more intermediaries, by such Person, and the management of which is Controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Controlled Person” or to “Controlled Persons” shall refer to a Controlled Person or Controlled Persons of the Borrower.

“Convertible Bond Indebtedness” means Indebtedness having a feature which entitles the holder thereof to convert all or a portion of such Indebtedness into common stock of Borrower (or other securities or property following a merger event or other change of the common stock of

Borrower) and/or cash (in an amount determined by reference to the price of such common stock (or such other securities or property following a merger event or other change of the common stock of Borrower)).

“Convertible Senior Notes” means, collectively, the 2018 Convertible Senior Notes, the 2021 Convertible Senior Notes, the 2020 Convertible Senior Notes, the 2022 Convertible Senior Notes, the 2023 Convertible Senior Notes, the 2025 Convertible Senior Notes, the Apollo Permitted Seller Notes, or any of them.

“Credit Extension” means a Committed Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to any Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to (A) the Eurocurrency Rate plus (B) the Applicable Rate applicable to Eurocurrency Rate Loans plus (C) 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within two (2) Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a written public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Debt-For-Equity Exchange” means an exchange or conversion of any Indebtedness of the Borrower or any of its Subsidiaries solely for or into common Equity Interests in the Borrower.

“Designated IPP Assets” means the Equity Interests held by Silver Ridge Power, LLC, a Delaware limited liability company, and the Equity Interests in, and the assets held by, each of the subsidiaries of Silver Ridge Power, LLC (other than the Equity Interests in, and assets held by, (i) AES Solaire France, SAS, an entity organized under the laws of France, and its subsidiaries, (ii) SRP Italia Holdings, an entity organized under the laws of The Netherlands, and its subsidiaries), (iii) Rogerione Investments Ltd., an entity organized under the laws of Cyprus, and its subsidiaries and (iv) AES Solar Hellas Energy SA, an entity organized under the laws of Greece and its subsidiaries.

“Deutsche Bank” means Deutsche Bank AG New York Branch, and its successors.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, the issuance of Indebtedness or Equity Interests in the Borrower by the Borrower shall not constitute a Disposition.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is ninety-one (91) days after the latest to occur of (i) the date on which the 2025 Convertible Senior Notes mature or, if earlier, the date on which no 2025 Convertible Senior Note is outstanding, (ii) the date on which the 2023 Convertible Senior Notes mature or, if earlier, the date on which no 2023 Convertible Senior Note is outstanding, (iii) the date on which the 2022 Convertible Senior Notes mature or, if earlier, the date on which no 2022 Convertible Senior Note is outstanding, (iv) the date on which the 2020 Convertible Senior Notes mature or, if earlier, the date on which no 2020 Convertible Senior Note is outstanding, (v) the date on which the 2021 Convertible Senior Notes mature or, if earlier, the date on which no 2021 Convertible Senior Note is outstanding, (vi) the date on which the 2018 Convertible Senior Notes mature or, if earlier, the date on which no 2018 Convertible Senior Note is outstanding, (vii) the date on which the Apollo Permitted Seller Notes mature or, if earlier, the date on which no Apollo Permitted Seller Notes are outstanding, (viii) the date on which the Second Lien Convertible Notes mature, or, if earlier, the date on which no Second Lien Convertible Note is outstanding, and (vix) the Maturity Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute a Disqualified Equity Interest solely because the holders of the Equity Interest have the right to require the Borrower to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute a Disqualified Equity Interest if the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 7.06 hereof. The amount of Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, exclusive of accrued dividends.

“Disqualified Lender” means each financial institution set forth on Schedule 1.1(a); provided that neither Administrative Agent nor any Arranger shall have any responsibility for monitoring compliance with any provisions of this Agreement with respect to Disqualified Lenders.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)) and each Warrant Holder (or any other assignee during the primary syndication of the Term Loans); provided, no Disqualified Lender shall be an Eligible Assignee.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to or imposing liability or standards of conduct with respect to pollution, the protection of human health or the environment, or the release, emission, discharge, generation, use, storage, transportation or disposal of, or exposure to, pollutants, contaminants or hazardous or toxic materials, substances or wastes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that none of the 2018 Convertible Senior Notes, the 2021 Convertible Senior Notes, the 2020 Convertible Senior Notes, the 2022 Convertible Senior Notes, the 2023 Convertible Senior Notes, the 2025 Convertible Senior Notes, the Apollo Permitted Seller Notes, the Second Lien Convertible Notes, any Specified Convertible Bond Exchange Refinancing, any Permitted Refinancing Convertible Bond Indebtedness or any Second Lien Convertible Refinancing Debt of the Borrower shall constitute an Equity Interest by virtue of being convertible into capital stock of the Borrower. For the avoidance of doubt, incentive distribution rights are Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, in each case together with the regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under “common control” with the Borrower within the meaning of Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions relating to Section 412 or 430 of the Code or Section 302 or 303 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a “complete withdrawal” or “partial withdrawal” (as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in “reorganization” (as defined in Section 4241 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurocurrency Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by Administrative Agent to be the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for offered rate) which appears on the page of the Reuters Screen which displays such rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays the rate referenced in the preceding clause (a) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Deutsche Bank for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in Same Day Funds comparable to the principal amount of the applicable Loan for which the Eurocurrency Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, the Eurocurrency Rate shall at no time be less than 1.00% per annum.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans will be denominated in Dollars.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Assets” means (i) Solar Energy Systems and products related thereto and components thereof (including any real property interests associated therewith), Equity Interests in Non-Recourse Subsidiaries, services or accounts receivable or sales of joint venture enterprises in each case related to Solar Energy Systems, (ii) damaged, worn-out or obsolete assets (including the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole), (iii) inventory (including semiconductor wafers, modules, trackers, inverters and other products that the Borrower and its Subsidiaries manufacture and/or sell in the ordinary course of business), (iv) non-exclusive licenses and sublicenses and licenses and sublicenses with regional exclusivity by the Borrower or any of its Subsidiaries of software or intellectual property or other IP Rights, (v) a transfer of assets between or among the Borrower and its Subsidiaries, (vi) an issuance of Equity Interests by a Subsidiary of the Borrower to the Borrower or to a Subsidiary of the Borrower, (vii) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business; (viii) the granting of Liens not prohibited by Section 7.01, (ix) [reserved], (x) [reserved], (xi) any assets permitted to be Disposed of by Section 7.02(n), Section 7.05(h)(iii) or Section 7.17, (xii) the contribution or deposit of Specified TERP Common Stock to or with the Seller Note SPV permitted by Section 7.02(u), (xiii) the contribution or other Dispositions permitted by Sections 7.05(j), (k), (l) and (n), (xiv) the Sherman Real Estate and (xv) Cash or Cash Equivalents.

“Excluded Subsidiary” means, as of any date, (a) any Immaterial Subsidiary and (b) any Non-Recourse Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding Tax that (i) is imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto or designates a new Lending Office (including FATCA) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii).

“Existing Margin Loan Agreement” has the meaning specified in the Recitals hereto.

“Existing Second Lien Credit Agreement” has the meaning specified in the Recitals hereto.

“Facility” means the Tranche A-1 Term Loans and the Tranche A-2 Term Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letters” means (i) that certain Amended and Restated Agent Fee Letter dated as of January 8, 2016 among Deutsche Bank, Deutsche Bank Securities Inc. and the Borrower and (ii) that certain Arrangers Fee Letter dated as of January 11, 2016 among the Arrangers and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien Agent” means the “Administrative Agent” as defined in the First Lien Credit Agreement.

“First Lien Aggregate Commitments” means those certain “Aggregate Commitments” as defined in the First Lien Credit Agreement.

“First Lien Closing Date” means February 28, 2014.

“First Lien Credit Agreement” means that that certain Credit Agreement dated as of February 28, 2014, by and among the Borrower, Wells Fargo Bank, National Association, as administrative agent, the various lenders party thereto from time to time, as amended through and including that certain Amendment No. 9 to Credit Agreement, dated as of the date hereof, and as it may be further amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms of this Agreement and the Intercreditor Agreement. The term “First Lien Credit Agreement” shall include any loan or credit agreement, indenture, note purchase agreement or other debt document governing or evidencing any First Lien Refinancing Debt.

“First Lien Credit Documents” means the “Loan Documents” as defined in the First Lien Credit Agreement as in effect on the date hereof and as further amended in accordance with the terms of this Agreement and the Intercreditor Agreement. The term “First Lien Credit Documents” shall include the “Loan Documents” (or similar term or terms) relating to any First Lien Refinancing Debt.

“First Lien Lender” means a “Lender” as defined in the First Lien Credit Agreement.

“First Lien L/C-BA Obligations” means “L/C-BA Obligations” as defined in the First Lien Credit Agreement.

“First Lien Loan” means a “Loan” as defined in the First Lien Credit Agreement.

“First Lien Loan Obligations” means the “Obligations” as defined in the First Lien Credit Agreement.

“First Lien Outstanding Amount” means the “Outstanding Amount” as defined in the First Lien Credit Agreement.

“First Lien Refinanced Debt” has the meaning specified in Section 7.03(t).

“First Lien Refinancing Debt” has the meaning specified in Section 7.03(t).

“First Lien Related Swap Contract” the “Related Swap Contract” as defined in the First Lien Credit Agreement.

“First Lien Related Treasury Management Arrangements” the “Related Treasury Management Arrangements” as defined in the First Lien Credit Agreement.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary whose Equity Interests are owned directly, in whole or in part, by the Borrower or a Domestic Subsidiary.

“First Wind Holdings” means SunEdison Utility Holdings, Inc., a Delaware corporation.

“Foregone Margin” means the net income (or loss) in connection with the Disposition or planned Disposition of any Solar Energy System (or any Person owning such Solar Energy System) by the Borrower or any of its Subsidiaries to YieldCo, YieldCo Intermediate, YieldCo II, YieldCo II Intermediate, a Warehouse Entity or any of their respective subsidiaries, calculated by (a) multiplying (i) the difference between (x) total revenue (as confirmed by an independent appraisal or third party certification) earned or projected to be earned by Borrower and its Subsidiaries from such Disposition and (y) total projected costs of Borrower and its Subsidiaries to construct such Solar Energy System (as determined by Borrower in good faith) by (ii) the estimated percentage of completion of such Solar Energy System at the time of calculation, and (b) subtracting from such product any Foregone Margin attributable to such Solar Energy System previously included in Consolidated EBITDA. For the avoidance of doubt, Foregone Margin is a non-GAAP calculation.

“Foreign IP Rights” means patents, trademarks, copyrights or other intellectual property of any Loan Party that is created, registered or applied-for in any jurisdiction other than the U.S.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States and each political subdivision thereof shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Arranger” means any Initial Lender that is an Arranger or an Affiliate of an Arranger.

“Fronting Compensation Fee” has the meaning specified in Section 2.09(b).

“Fronting Compensation Fee Account” has the meaning specified in Section 2.09(b).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are in effect on the date of this Agreement, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Person who is or becomes a party to the Guaranty (including by execution of a Guaranty Joinder Agreement pursuant to Section 6.13 or otherwise) as a guarantor.

“Guaranty” means the Guaranty Agreement, substantially in the form of Exhibit G, and including each Guaranty Joinder Agreement entered into in connection therewith, whether pursuant to Section 6.13 or otherwise.

“Guaranty Joinder Agreement” means a joinder to the Guaranty Agreement, in form and substance satisfactory to the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hurricane Acquisition” means the acquisition by the Buyers (as defined in the Hurricane Acquisition Agreement) of the assets and properties of the Sellers described in the Hurricane Acquisition Agreement pursuant to and in accordance with the Hurricane Acquisition Agreement.

“Hurricane Acquisition Agreement” means that certain Purchase and Sale Agreement by and among SunEdison, Inc., a Delaware corporation, TerraForm Power, LLC, a Delaware limited liability company, TerraForm Power, Inc., a Delaware corporation, First Wind Holdings, LLC, First Wind Capital, LLC, a Delaware limited liability company and wholly owned subsidiary of First Wind Holdings, LLC, Blocker Parent (as defined therein), the Company Members set forth on Schedule 1.01(a) thereto, and the Sellers’ Representative (as defined therein), dated as of and as in effect on November 17, 2014.

“Immaterial Subsidiary” means, as of any date, any Subsidiary (i) whose total assets, together with the assets of all other Subsidiaries that are Immaterial Subsidiaries, as of that date, are less than $75,000,000, and (ii) whose total revenues, together with the revenues of all other Subsidiaries that are Immaterial Subsidiaries, for the most recently ended 12-month period, are less than $75,000,000.

“Increase Effective Date” has the meaning specified in Section 2.14(a).

“Increase Joinder” has the meaning specified in Section 2.14(b).

“Incremental Term Commitment” has the meaning specified in Section 2.14(a).

“Incremental Termination Date” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including Indebtedness under the Convertible Senior Notes;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and other similar accrued expenses in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (in each case other than through the issuance of Equity Interests (other than Specified Disqualified Equity Interests)) in respect of any Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other similar entity in which the liability of owners of Equity Interests is limited to their Equity Interest in such entity) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and (ii) exclude Permitted Equity Commitments, Permitted Project Undertakings, Permitted Deferred Acquisition Obligations, Solar Project Contractual Obligations and the Permitted Mandatory Convertible Preferred. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For the avoidance of doubt, the Borrower’s obligations under any 2018 Convertible Notes Call Transaction, any 2021 Convertible Notes Call Transaction, any 2020 Convertible Notes Call Transaction, any 2022 Convertible Notes Call Transaction, any 2023 Convertible Notes Call Transaction, any 2025 Convertible Notes Call Transaction and any Permitted Refinancing Call Transaction shall not constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Lender” means any Lender with a Commitment that made Loans as of the Closing Date to the Borrower pursuant to Section 2.01.

“Initial Purchasers” means the several initial purchasers named in that certain Purchase Agreement, dated as of December 12, 2013, relating to the sale of the 2018 Convertible Senior Notes and the 2021 Convertible Senior Notes, the several initial purchasers named in that certain Purchase Agreement, dated as of June 4, 2014, relating to the sale of the 2020 Convertible Senior

Notes, the several initial purchasers named in that certain Purchase Agreement, dated as of January 20, 2015, relating to the sale of the 2022 Convertible Senior Notes, the several initial purchasers named in that certain Purchase Agreement, dated on or about May 7, 2015, relating to the sale of the 2023 Convertible Senior Notes and the sale of the 2025 Convertible Senior Notes.

“Intercompany Note” means a promissory note substantially in the form of Exhibit H evidencing Indebtedness owed among Loan Parties and their Subsidiaries.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date by and among the First Lien Agent and the Collateral Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, in connection with a Eurocurrency Rate Loan, an interest period of one, two, three or six-months (or, in the sole discretion of the Administrative Agent, any period of less than a month), as selected by Borrower in the applicable Loan Notice, (i) initially, commencing on the date of a Committed Borrowing or a conversion or continuation thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance (other than for purposes of determining the Net Joint Venture Investment Amount), the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but deducting therefrom (A) the amount of any repayments or distributions received on account of such Investment by, or the return on or of capital with respect to, such Investment to, the Person making such Investment, and (B) the profit component of any payments received by the Borrower, directly or indirectly, pursuant to a Contractual Obligation entered into in connection with such Investment; provided that (i) “profit component” shall mean Cash in excess of the cost of property sold, licensed, contributed or otherwise transferred, as applicable, by the Borrower, directly or indirectly, pursuant to a Contractual Obligation in connection with such Investment (with non-exclusive licenses with regional exclusivity of IP Rights being deemed to have no cost for purposes of such calculation) and (ii) such profit component shall only be deducted when actually received in Cash by a Loan Party. Neither (i) any Permitted Project Undertakings or any payment pursuant to and in accordance with the terms of Solar Project Contractual Obligations made by the Borrower or a Subsidiary that is in each case party to such Solar Project Contractual Obligation pursuant to which such Person owns, operates, develops or constructs one or more Solar Energy Systems nor (ii) any loan, advance, deposit, or capital contribution of common stock of the Borrower shall be deemed to constitute an Investment.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means (a) the Initial Lenders (other than any such Person that has ceased to be a party hereto by assignment of all of its Loans) and (b) any Person that has purchased or otherwise holds Loans hereunder pursuant to an Assignment and Assumption or any Increase Joinder (other than any such Person that has ceased to be a party hereto by assignment of all of its Loans).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letters of Credit” has the meaning specified in the First Lien Credit Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquid Investments” means (a) cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries, and (b) freely-tradable short-term and long-term Investments of the Borrower and its Subsidiaries which are redeemable for cash by the holder thereof in not more than three (3) Business Days, but excluding any Investments in equity securities of any Person or in any fund or investment vehicle that invests in equity securities of any Person.

“Liquidity Amount” means, as of any date of measurement thereof, (A) the aggregate amount (measured at the market value thereof on such date in Dollars, using the applicable Spot Rate on such date with respect to any amounts valued in a currency other than Dollars) of all Liquid Investments on such date, but excluding therefrom any Liquid Investment that is (i) restricted from payment to the Administrative Agent or any Person in satisfaction of the Obligations in any manner, or (ii) otherwise not readily available to the Borrower in cash (including any amounts held by a Subsidiary which may not be dividended, loaned or otherwise distributed to the Loan Parties (directly or indirectly) without a prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders) plus (B) the amount by which the First Lien Aggregate Commitments not in excess of $400,000,000 exceed the First Lien Outstanding Amount of the First Lien Loans and First Lien L/C-BA Obligations on such date (it being understood and agreed that any Liquid Investments that is included in the Liquidity Amount pursuant to and in accordance with the foregoing terms of this definition will not be excluded therefrom solely because it is earmarked as “Cash for Construction Projects” on the books and records of the Borrower).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan.

“Loan Documents” means this Agreement, each Note, the Guaranty (including each Guaranty Joinder Agreement), the Security Documents, the Perfection Certificate, the Fee Letters, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Agent or any Lender in connection with the Loans made and transactions contemplated by this Agreement.

“Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower, each Guarantor and each Person that grants a Lien on Collateral pursuant to any Security Document.

“Loan Party Service Providers” means NVT Licenses, LLC, a Delaware limited liability company, Team-Solar, Inc., a California corporation, SunEdison Contracting LLC, a Delaware limited liability company, and NVT LLC, a Delaware limited liability company.

“Margin Stock” has the meaning given to such term in Regulation U issued by the FRB.

“Material Adverse Effect” means any or all of the following: (i) a material adverse change in, or a material adverse effect upon, the business, operations, properties, assets, liabilities or financial condition of, when used with reference to the Borrower and/or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or when used with reference to any other Person, such Person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party; (iii) any material adverse effect on the ability of the Borrower and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; (iv) any material adverse effect on the legality, validity, effectiveness or enforceability, as against any Loan Party, of any of the Loan Documents to which it is a party or (v) any material adverse effect on the rights, remedies and benefits available to, or conferred upon, the Administrative Agent and any Lender or any Secured Party under any Loan Document.

“Material Contract” has the meaning specified in Section 6.15.

“Material Subsidiary” means, as of any date, any Subsidiary that is not an Immaterial Subsidiary. For the avoidance of doubt, all Loan Parties are Material Subsidiaries.

“Maturity Date” means July 2, 2018; provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any mortgage, charge, hypothec, deed of trust, deed to secure debt or other agreement which conveys or evidences a Lien in favor of the Collateral Trustee, for the benefit of the Secured Parties, on real property (or any interest in real property) of a Loan Party, including any amendment, modification, restatement, replacement and/or supplement thereto or thereof.

“Mortgaged Properties” means any real property in which a Mortgage is granted pursuant to any Security Document.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Obligations and the First Lien Loan Obligations) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by the Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, (b) any bona fide direct costs incurred in connection with such covered loss or taking, including income taxes payable as a result of any gain recognized in connection therewith, and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Obligations and the First Lien Loan Obligations) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such covered loss or taking.

“New Subsidiary” has the meaning specified in Section 6.13.

“Non-Consenting Lender” has the meaning specified in Section 10.13.

“Non-Defaulting Lender” means, at any time, each Lender that is not at such time a Defaulting Lender.

“Non-Recourse Project Indebtedness” means (A) Indebtedness of a Non-Recourse Subsidiary owed to a Person that is not an Affiliate with respect to which the creditor has no recourse (including by virtue of a Lien, Guarantee or otherwise) to the Borrower or any other Loan Party other than recourse (i) to any Equity Interest in such Non-Recourse Subsidiary owned by a Loan Party, (ii) by virtue of rights of such Non-Recourse Subsidiary under a Solar Project Contractual Obligation assigned to such creditor, which rights may be exercised pursuant to such Solar Project Contractual Obligation against the Borrower or any other Loan Party that is in each case party to such Solar Project Contractual Obligation as the owner, operator, developer or construction company of the applicable Solar Energy Systems, (iii) pursuant to Permitted Project Undertakings or Permitted Equity Commitments or (iv) pursuant to Specified Surety Bonds, and (B) Indebtedness of SMP owed to an unrelated Person with respect to which the creditor has no recourse (including by virtue of a Lien, Guarantee or otherwise) to the Borrower or any other Loan Party other than recourse to any Equity Interest in such Non-Recourse Subsidiary owned by a Loan Party. Notwithstanding anything herein to the contrary, “Non-Recourse Project Indebtedness” shall not include any Indebtedness incurred, or the proceeds of which are used, to prepay, redeem, purchase, convert, exchange, defease, acquire or otherwise satisfy any Convertible Senior Notes or Permitted Refinancing Convertible Bond Indebtedness.

“Non-Recourse Subsidiary” means:

(a) any Subsidiary of the Borrower that (i) (w) is SMP, (x) is the owner and/or operator of one or more Solar Energy Systems, (y) is the lessee or borrower in respect of Non-Recourse Project Indebtedness financing one or more Solar Energy Systems, and/or (z) develops or constructs one or more Solar Energy Systems, (ii) has no Subsidiaries and owns no material assets other than those assets necessary for the development or operation of such Solar Energy Systems for which it was formed or, in the case of SMP, owns assets necessary for SMP to engage in the business SMP was formed to engage and (iii) has no Indebtedness other than intercompany Indebtedness to the extent permitted hereunder and Non-Recourse Project Indebtedness, and

(b) any Subsidiary that (i) is the direct or indirect owner of all of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in clause (a) above, (ii) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (a) or clause (b)(i) above, (iii) owns no material assets other than those assets necessary for the development or operation of the Solar Energy Systems or, in the case of SMP, owns assets necessary for SMP to engage in the business SMP was formed to engage for which it or its Subsidiaries was formed and (iv) has no Indebtedness other than intercompany Indebtedness to the extent permitted hereunder and Non-Recourse Project Indebtedness.

Each Subsidiary that is a Non-Recourse Subsidiary as of September 30, 2015 is listed on Schedule 1.01(d).

It is understood and agreed that, notwithstanding anything to the contrary, no Subsidiary that is a Loan Party shall be deemed to be a Non-Recourse Subsidiary and no such Subsidiary may be designated or characterized as a Non-Recourse Subsidiary.

“Note” means a Tranche A-1 Note or a Tranche A-2 Note.

“Notice of Default” means any written notice delivered by the Administrative Agent or the Required Lenders of a failure by the Borrower or any other Loan Party to perform or observe any applicable term, covenant or agreement under this Agreement or any other Loan Document, which such notice shall be identified as a “notice of default” and shall reference the clause of Section 8.01 to which it relates.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OID” has the meaning specified in Section 2.14(c).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(h).

“Other Pari Passu Lien Debt” has the meaning ascribed to such term in clause (3) of the definition of “Pari Passu Lien Debt” in the Collateral Trust Agreement.

“Other Pari Passu Lien Debt Documents” means any indenture, notes, credit agreement or other agreement or instrument pursuant to which any Other Pari Passu Lien Debt is incurred and each other instrument or agreement executed in connection with Other Pari Passu Lien Debt.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Pasadena Real Estate” means the real property located at 3000 N. South Street, Pasadena, Texas.

“PATRIOT Act” has the meaning specified in Section 4.01(f).

“PBGC” means the Pension Benefit Guaranty Corporation as defined in Subtitle A of Title IV of ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit I or any other form reasonably approved by the Administrative Agent and the Borrower, as the same shall be supplemented from time to time.

“Performance Guaranties” means (a) Performance Letters of Credit that do not constitute Letters of Credit and (b) Specified Surety Bonds.

“Performance Guaranty Limit” means $360,000,000.

“Performance Letters of Credit” means any direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments that, in any such case, secure the performance of bids, trade contracts, solar incentive reservations, utility queue interconnection positions and leases (in each case not constituting Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

“Permitted Deferred Acquisition Obligation” means an obligation of the Borrower or any of its Subsidiaries to pay the purchase price for the acquisition of a Person or assets over time or upon the satisfaction of certain conditions; provided that, with respect to each such acquisition to which Section 7.02(g)(v) applies, at the time the Borrower or such Subsidiary undertakes such obligations (i) the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b)) and (ii) the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement).

“Permitted Equity Commitments” means obligations of the Borrower or any of its Subsidiaries to make any payment in respect of any Equity Interest in any Non-Recourse Subsidiary (and any Guarantee by the Borrower or any of its Subsidiaries of such obligations) in connection with a Solar Energy System owned, operated, developed, constructed or financed by such Non-Recourse Subsidiary as long as each such payment in respect of such Equity Interest constitutes an Investment expressly permitted by Section 7.02.

“Permitted Mandatory Convertible Preferred” means up to $600,000,000 of mandatory convertible preferred stock issued by the Borrower which (i) by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable) is convertible into or exchangeable for the common Equity Interest in the Borrower and no other Equity Interest, (ii) matures, or upon the happening of any event is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Equity Interest, in whole or in part, not earlier than a date that is 180 days after the Maturity Date (in each case excluding redemptions in the form of conversions into, or exchanges for, common Equity Interests in the Borrower (and related payments of Cash in lieu of fractional shares)) and (iii) has such other terms as are reasonably satisfactory to the Administrative Agent.

“Permitted Project Undertakings” means Guarantees by the Borrower or any of its Subsidiaries of Solar Project Contractual Obligations.

“Permitted Real Estate Lien” means, in the case of the Pasadena Real Estate and the Sherman Real Estate, Liens described in clauses (a), (d), (g), (i) and (j) of Section 7.01.

“Permitted Refinancing Call Transaction” means one or more call or capped call option transactions (or substantively equivalent derivative transactions) on the Borrower’s common stock purchased by Borrower in connection with an issuance of Permitted Refinancing Convertible Bond Indebtedness (each, a “Permitted Refinancing Hedge Transaction”) and, if applicable, one or more call option or warrant transactions (or substantively equivalent derivative transactions) on the Borrower’s common stock sold by Borrower substantially concurrently with any such purchase (each, a “Permitted Refinancing Warrant Transaction”); provided that the purchase price for the Permitted Refinancing Hedge Transactions plus any net amounts received upon termination of any 2018 Convertible Notes Call Transaction, any 2021 Convertible Notes Call Transaction, any 2020 Convertible Notes Call Transaction, any 2022 Convertible Notes Call Transaction, any 2023 Convertible Notes Call Transaction and any 2025 Convertible Notes Call Transaction related to the convertible notes being refinanced, less the proceeds from the sale of the Permitted Refinancing Warrant Transactions does not exceed the net proceeds received by the Borrower from such Permitted Refinancing Convertible Bond Indebtedness (after proceeds from such Permitted Refinancing Convertible Bond Indebtedness are used to repay the Indebtedness being refinanced and all transactional expenses (other than such purchase price) in connection therewith).

“Permitted Refinancing Convertible Bond Indebtedness” means any Refinancing Convertible Bond Indebtedness to the extent permitted under Section 7.03(l).

“Permitted Refinancing Hedge Transaction” has the meaning specified in the definition of the term “Permitted Refinancing Call Transaction”.

“Permitted Refinancing Warrant Transaction” has the meaning specified in the definition of the term “Permitted Refinancing Call Transaction”.

“Permitted Seller Notes” means the senior secured exchangeable notes issued by the Seller Note SPV to the Sellers in an aggregate principal amount of up to $600,000,000 which (i) are secured by the Specified TERP Common Stock permitted to be contributed or deposited with the Seller Note SPV pursuant to Section 7.02(u) and not by the Collateral (ii) are convertible into or exchangeable for Class A TERP Common Stock and no other Equity Interest (other than in connection with a change of control or similar event involving YieldCo in which the securities for which such notes become exchangeable for the securities of another issuer under the indenture governing such notes), (iii) are Guaranteed solely by the Borrower on an unsecured basis and not by any other Loan Party or a Subsidiary of a Loan Party, (iv) have a scheduled maturity date not earlier than a date that is one hundred eighty (180) days after the Maturity Date, (v) have no scheduled amortization or required prepayments (other than in connection with a change of control or similar event of Borrower or YieldCo in which holders of the notes may require that the Seller Note SPV purchase such notes under the indenture governing such notes) and (vi) have such other material terms that are in substantially the form set forth in the indenture attached to the Hurricane Acquisition Agreement provided to the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, that (a) the Borrower or any ERISA Affiliate maintains, sponsors, contributes to, has an obligation to contribute to or has made contributions to at any time during the immediately preceding six years and (b) is subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA or Title IV of ERISA.

“Platform” has the meaning specified in Section 6.02.

“Pledge and Security Agreement” means the Second Lien Pledge and Security Agreement, substantially in the form of Exhibit F, and including each Pledge and Security Agreement Joinder entered into in connection therewith, whether pursuant to Section 6.13 or otherwise.

“Pledge and Security Agreement Joinder” means a joinder to the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

“Poly/Crystal/Module JV” has the meaning specified in Section 7.02(o).

“Prepayment Notice” has the meaning specified in Section 2.05(i).

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Deutsche Bank as its “prime rate”. The “prime rate” is a rate set by Deutsche Bank based upon various factors including Deutsche Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Deutsche Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Public Lender” has the meaning specified in Section 6.02.

“Refinancing Convertible Bond Indebtedness” has the meaning specified in Section 7.03(l).

“Register” has the meaning specified in Section 10.06(c).

“Related Credit Arrangements” means, collectively, First Lien Related Swap Contracts and First Lien Related Treasury Management Arrangements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, shareholders, members, employees, agents, sub-agents, trustees, controlling persons and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means, with respect to a borrowing, conversion or continuation of Term Loans, a Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Term Loan Exposure; provided that the Term Loan Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” means any subsidiary of the Borrower other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means immediately available funds.

“Schedule 2.09 Lenders” has the meaning specified in Section 2.09(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Convertible Notes” means the 5.00% guaranteed convertible senior secured notes due 2018 in an initial aggregate principal amount of $225,000,000 issued by the Borrower on the Closing Date.

“Second Lien Convertible Notes Indenture” means the Indenture, substantially in the form attached as Exhibit O, with such changes as are reasonably satisfactory to the Administrative Agent, by and between the Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the Second Lien Convertible Notes are issued.

“Second Lien Convertible Refinanced Debt” has the meaning specified in Section 7.03(a).

“Second Lien Convertible Refinancing Debt” has the meaning specified in Section 7.03(a).

“Second Lien Documents” means the Loan Documents, the Second Lien Note Documents and the Other Pari Passu Lien Debt Documents.

“Second Lien Note Documents” means the Second Lien Convertible Notes Indenture and each other instrument or agreement executed in connection with the Second Lien Convertible Notes and any instrument or agreement executed in connection with any Second Lien Convertible Refinancing Debt.

“Second Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Second Lien Documents or otherwise with respect to any loan or security related thereto, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than any Lien securing the First Lien Loan Obligations (under and as defined within the Intercreditor Agreement) and any Lien permitted under Section 7.01.

“Secured Parties” has the meaning specified in the Pledge and Security Agreement.

“Security Documents” means, collectively, the Pledge and Security Agreement, the Mortgages, the Intercreditor Agreement, the Collateral Trust Agreement, the Blocked Account Agreement, any other intercreditor agreement entered into by the Administrative Agent or Collateral Trustee, as applicable, under and in accordance with this Agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, any Subsidiary or other Person shall grant or convey to the Administrative Agent (in the case of the Fronting Fee Compensation Account) or Collateral Trustee, as applicable, a Lien in (or perfect such Lien in), or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Second Lien Obligations.

“Seller Note SPV” means the special purpose entity to be formed in connection with the issuance of the Permitted Seller Notes all of the Equity Interests in which are owned by a wholly-owned Subsidiary of the Borrower (the “Intermediate Holdings”).

“Sellers” has the meaning specified in the Hurricane Acquisition Agreement.

“Sherman Real Estate” means the real property located at 6416 South Highway 75, Sherman, TX 75091 (which is noted as 6800 South U.S. Highway 75 on the survey, designated as Job 11072, dated May 26, 2011 and last revised on June 9, 2011, by Ringley & Associates, Inc.).

“SMP” means SMP Ltd. a company organized and existing under the law of Korea created pursuant to and governed by that certain Joint Venture Agreement, dated as of February 10, 2011 (as amended by that certain Joinder and Amendment Agreement, dated on or about May 28, 2014), by and among SunEdison Products Singapore Pte. Ltd. (formerly known as MEMC Singapore Pte. Ltd.), a company organized and existing under the laws of Singapore, Samsung Fine Chemicals Co., Ltd., a company organized and existing under the law of Korea, and SunEdison Semiconductor B.V., a private limited liability company incorporated under the law of the Netherlands.

“Solar Energy System” means a solar, wind, biomass, natural gas, hydroelectric, geothermal or other clean energy generating installation or a hybrid energy generating installation that utilizes a combination of solar, wind, biomass, natural gas, hydroelectric, geothermal or other clean fuel and an alternative fuel source, in each case whether commercial or residential in nature.

“Solar Project Contractual Obligation” means, as to the Borrower or any Subsidiary, any Contractual Obligation of such Person under power purchase agreements, renewable energy credit purchase contracts, tax indemnities, operation and maintenance agreements, development contracts, construction contracts, management services contracts, warranties, and other similar ordinary course contracts entered into in connection with such Person owning, operating, developing or constructing (but not financing) one or more Solar Energy Systems.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.20.

“Specified Convertible Bond Exchange Refinancing” means any Indebtedness that refinances any Convertible Senior Notes (other than the Apollo Permitted Seller Notes), which refinancing is effected by a cashless (other than with respect to closing fees and expenses) exchange of such Convertible Senior Notes being refinanced for such refinancing Indebtedness so long as (i) no such refinancing Indebtedness shall be incurred or guaranteed by any Subsidiary of the Borrower (including, for the avoidance of doubt, any Unrestricted Subsidiary), (ii) such refinancing Indebtedness does not amortize, (iii) the maturity of such refinancing Indebtedness shall be no earlier than the maturity of the Obligations as of the Closing Date, (iv) the other material terms (taken as a whole) of any such refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Obligations, (v) the interest rate applicable to any such refinancing Indebtedness does not exceed the then applicable market interest rate and (vi) the aggregate outstanding principal amount of all such refinancing Indebtedness does not exceed $600,000,000 at any time.

“Specified Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Maturity Date (in each case excluding maturities, redemptions, settlements or conversions into, or exchanges for, common Equity Interests in the Borrower). Notwithstanding the preceding sentence, any Equity Interest that would constitute a Specified Disqualified Equity Interest solely because the holders of the Equity Interest have the right to require the Borrower to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute a Specified Disqualified Equity Interest if the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 7.06 hereof. The amount of Specified Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Specified Disqualified Equity Interests, exclusive of accrued dividends.

“Specified Indebtedness” means any unsecured Indebtedness that is expressly subordinated to the prior payment in full in cash of the Obligations on customary subordination terms (including without limitation, any such Indebtedness that is convertible into or exchangeable for Equity Interests (other than any Disqualified Equity Interest)) of the Borrower, so long as (i) no such Indebtedness shall be guaranteed by any Subsidiary of a Loan Party other than such Subsidiaries that are Guarantors of the Obligations, (ii) such Indebtedness shall have a maturity date not earlier than a date that is one hundred eighty (180) days after the Maturity Date, (iii) such Indebtedness shall be subject to financial and other covenants, if any, that are no more restrictive than the covenants contained in this Agreement and (iv) the terms and conditions of such Indebtedness are otherwise reasonably satisfactory to the Administrative Agent.

“Specified Stock Certificates” and “Specified Stock Certificate” have the meanings specified in Section 6.14(d).

“Specified Surety Bonds” means surety bonds issued for the account of the Borrower or one or more of its Subsidiaries, including, without limitation, one or more Non-Recourse Subsidiaries; provided that the aggregate amount at any time outstanding of all such surety bonds described above, when added to all other Performance Guaranties, does not exceed the Performance Guaranty Limit. The amount of any Specified Surety Bond shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Specified Surety Bond is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Specified TERP Common Stock” means the Class A TERP Common Stock, B common stock of TerraForm Power, Inc., a Delaware corporation and the Class B units of TerraForm Power, LLC, a Delaware limited liability company.

“Spot Rate” for a currency means the rate determined by the Administrative Agent as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“SSC Cap” has the meaning specified in Section 7.02(bb).

“SSL TopCo” means SunEdison Semiconductor Pte. Ltd., a private limited company organized under the law of the Republic of Singapore.

“subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means, except as provided in the immediately next sentence, a Restricted Subsidiary of the Borrower. For purposes of Sections 5.09, 5.12, 5.13, 6.01(a), 6.01(b), 6.09, 7.14 and Section 7.17 only, references to Subsidiaries shall be deemed also to be references to Unrestricted Subsidiaries which are subsidiaries of the Borrower.

“SUNE Residential Portfolio” means the Equity Interests in SUNE RESIDENTIAL HOLDINGS LLC, EchoFirst, Inc. and SunEdison Residential Services, LLC.

“Sun Edison” means Sun Edison LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower.

“SunEdison International” means SunEdison International, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, any 2018 Convertible Notes Call Transaction, any 2021 Convertible Notes Call Transaction, any 2020 Convertible Notes Call Transaction, any

2022 Convertible Notes Call Transaction, any 2023 Convertible Notes Call Transaction, any 2025 Convertible Notes Call Transaction and any Permitted Refinancing Call Transaction shall not constitute a Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, any 2018 Convertible Notes Bond Hedge Transaction, any 2021 Convertible Notes Bond Hedge Transaction, any 2020 Convertible Notes Bond Hedge Transaction, any 2022 Convertible Notes Call Transaction, any 2023 Convertible Notes Call Transaction, any 2025 Convertible Notes Call Transaction and any Permitted Refinancing Hedge Transaction, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, such 2018 Convertible Notes Bond Hedge Transaction, such 2021 Convertible Notes Bond Hedge Transaction, such 2020 Convertible Notes Bond Hedge Transaction, such 2022 Convertible Notes Call Transaction, such 2023 Convertible Notes Call Transaction, such 2025 Convertible Notes Call Transaction and such Permitted Refinancing Hedge Transaction, as applicable (a) for any date on or after the date such Swap Contracts, such 2018 Convertible Notes Bond Hedge Transaction, such 2021 Convertible Notes Bond Hedge Transaction, such 2020 Convertible Notes Bond Hedge Transaction, such 2022 Convertible Notes Call Transaction, such 2023 Convertible Notes Call Transaction, such 2025 Convertible Notes Call Transaction and such Permitted Refinancing Hedge Transaction, as applicable, have been closed out and termination value(s) determined in accordance therewith, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, such 2018 Convertible Notes Bond Hedge Transaction, such 2021 Convertible Notes Bond Hedge Transaction, such 2020 Convertible Notes Bond Hedge Transaction, such 2022 Convertible Notes Call Transaction, such 2023 Convertible Notes Call Transaction, such 2025 Convertible Notes Call Transaction and such Permitted Refinancing Hedge Transaction, as applicable, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts, such 2018 Convertible Notes Bond Hedge Transaction, such 2021 Convertible Notes Bond Hedge Transaction, such 2020 Convertible Notes Bond Hedge Transaction, such 2022 Convertible Notes Call Transaction, such 2023 Convertible Notes Call Transaction, such 2025 Convertible Notes Call Transaction and such Permitted Refinancing Hedge Transaction, as applicable (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” means Deutsche Bank Securities Inc.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to taxes or penalties applicable thereto.

“Term Loan” means a Tranche A-1 Term Loan and/or a Tranche A-2 Term Loan.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, (i) prior to the initial funding of the Term Loans on the Closing Date, that Lender’s Commitment, (ii) after the initial funding of the Term Loans on the Closing Date but prior to the subsequent funding of the Term Loans, the sum of (a) the aggregate outstanding principal amount of the Term Loans of that Lender and (b) the remaining Commitment of that Lender and (iii) after the subsequent funding of the Term Loans or termination of the Commitments, the aggregate outstanding principal amount of the Term Loans of that Lender.

“Termination Date” has the meaning specified in Section 9.10(b).

“Threshold Amount” means $24,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Tranche A-1 Commitment” means, as to each Lender, its obligation to make Tranche A-1 Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Tranche A-1 Commitments is $500,000,000.

“Tranche A-1 Note” means a promissory note made by the Borrower in favor of a Lender evidencing Tranche A-1 Term Loans made by such Lender to the Borrower, substantially in the form of Exhibit C-1.

“Tranche A-1 Term Loan” has the meaning specified in Section 2.01(a).

“Tranche A-2 Commitment” means, as to each Lender, its obligation to make Tranche A-2 Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Tranche A-2 Commitments is $225,000,000.

“Tranche A-2 Note” means a promissory note made by the Borrower in favor of a Lender evidencing Tranche A-2 Term Loans made by such Lender to the Borrower, substantially in the form of Exhibit C-2.

“Tranche A-2 Term Loan” has the meaning specified in Section 2.01(b).

“Transfer Agent” has the meaning specified in Section 6.14(d).

“Treasury Rate” means, as of any date of voluntary or mandatory prepayment of the Loans, the weekly average yield on actually traded Unites States Treasury securities adjusted to a constant maturity of one year (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfunded Pension Liability” means the excess of the current value of a Plan’s “benefit liabilities” under Section 4001(a)(16) of ERISA (based on the assumptions used for purposes of Statement No. 87 (as amended by Statement No. 158) of the Financial Accounting Standards Board) for the applicable plan year, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 or 430 of the Code or Section 302 or 303 of ERISA for such plan year.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (i) YieldCo and YieldCo Intermediate and each of their subsidiaries (including any Non-Recourse Subsidiary that becomes a subsidiary of YieldCo and/or YieldCo Intermediate, at which time such subsidiary shall cease to be a Non-Recourse Subsidiary hereunder and become an Unrestricted Subsidiary), (ii) [reserved], (iii) YieldCo II and YieldCo II Intermediate and each of their subsidiaries (including any Non-Recourse Subsidiary that becomes a subsidiary of YieldCo II and/or YieldCo II Intermediate, at which time such subsidiary shall cease to be a Non-Recourse Subsidiary hereunder and become an Unrestricted Subsidiary), (iv) the Seller Note SPV, (v) any Warehouse Entity and (vi) the Apollo Subs (provided, that, upon a one-time irrevocable written notice to the Administrative Agent, the Borrower may elect to have one or more Apollo Subs cease to be deemed “Unrestricted Subsidiaries”; whereupon the Apollo Subs shall become “Subsidiaries” and “Restricted Subsidiaries” for all purposes hereunder (and such election shall constitute the incurrence by the Apollo Subs at the time of such election of any Indebtedness and Liens of the Apollo Subs existing at such time). Each Unrestricted Subsidiary in existence on the Closing Date is listed on Schedule 1.01(c). It is understood and agreed that, notwithstanding anything to the contrary, no Unrestricted Subsidiary may guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of a Loan Party or any Restricted Subsidiary thereof (including, without limitation, the Convertible Senior Notes and the Permitted Refinancing Convertible Bond Indebtedness), and no Unrestricted Subsidiary may guarantee, incur, assume, purchase, exchange, acquire, defease or become an obligor or pledgor of assets with respect to any Convertible Senior Notes or Permitted Refinancing Convertible Bond Indebtedness.

“Warehouse Entity” means any entity that purchases Solar Energy Systems or Non-Recourse Subsidiaries from the Borrower or any of its Subsidiaries in advance of a planned Disposition of such Solar Energy Systems or Non-Recourse Subsidiaries to YieldCo or YieldCo II, or any of their respective subsidiaries.

“Warrant” means the Warrant to Purchase Stock substantially in the form of Exhibit B.

“Warrant Holder” has the meaning specified in Section 6.19.

“Yield Maintenance Amount” has the meaning specified in Section 2.05(b)(i).

“YieldCo” means TerraForm Power, Inc. (f/k/a SunEdison Yieldco, Inc.), a Delaware corporation.

“YieldCo II” means TerraForm Global, Inc. (f/k/a SunEdison Emerging Markets Yield, Inc.), a Delaware corporation.

“YieldCo II Intermediate” means TerraForm Global, LLC (f/k/a SunEdison Emerging Markets Yield, LLC), a Delaware limited liability company.

“YieldCo Intermediate” means TerraForm Power, LLC (f/k/a SunEdison Yieldco, LLC), a Delaware limited liability company.

“313 Facility” means unsecured loans made by 313 Acquisition LLC, a Delaware limited liability company, as stockholder of Apollo, or an Affiliate thereof, borrowed and/or guaranteed by the Loan Parties, in an aggregate principal amount of up to $250,000,000.

“2018 Convertible Notes Bond Hedge Transaction” has the meaning specified in the definition of the term “2018 Convertible Notes Call Transaction”.

“2018 Convertible Notes Call Transaction” means call option transactions relating to the Borrower’s common stock purchased by Borrower in connection with the issuance of the 2018 Convertible Senior Notes from certain Initial Purchasers (or their affiliates) (each a “2018 Option Counterparty” and, collectively, the “2018 Option Counterparties”) pursuant to those certain confirmations of terms and conditions dated December 12, 2013 and December 16, 2013, the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc., and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2018 Option Counterparty, the purchase price for which the Borrower paid to the 2018 Option Counterparties in full on December 20, 2013 (each, a “2018 Convertible Notes Bond Hedge Transaction”), and warrant transactions relating to the Borrower’s common stock sold by Borrower to the respective 2018 Option Counterparties substantially concurrently with such purchase pursuant to those certain confirmations of terms and conditions dated December 12, 2013 and December 16, 2013, the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2018 Option Counterparty, all of the proceeds of which sale the Borrower received from the 2018 Option Counterparties on December 20, 2013 (each, a “2018 Convertible Notes Warrant Transaction”).

“2018 Convertible Notes Warrant Transaction” has the meaning specified in the definition of the term “2018 Convertible Notes Call Transaction”.

“2018 Convertible Senior Notes” means the 2.00% convertible senior notes due October 1, 2018 in an initial aggregate principal amount of $600,000,000 issued by the Borrower on December 20, 2013.

“2018 Convertible Senior Notes Indenture” means the Indenture, dated as of December 20, 2013, by and between Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the 2018 Convertible Senior Notes are issued.

“2018 Refinancing Convertible Bond Indebtedness” has the meaning specified in Section 7.03(l).

“2018 Option Counterparty” and “2018 Option Counterparties” have the meanings specified in the definition of the term “2018 Convertible Notes Call Transaction”.

“2020 Convertible Notes Bond Hedge Transaction” has the meaning specified in the definition of the term “2020 Convertible Notes Call Transaction”.

“2020 Convertible Notes Call Transaction” means call option transactions relating to the Borrower’s common stock purchased by Borrower in connection with an issuance of the 2020 Convertible Senior Notes from certain Initial Purchasers (or their affiliates) (each a “2020 Option Counterparty” and, collectively, the “2020 Option Counterparties”) pursuant to those certain confirmations of terms and conditions dated June 4, 2014 the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc., and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2020 Option Counterparty, the purchase price for which the Borrower shall pay to the 2020 Option Counterparties in full on or about June 9, 2014 (each, a “2020 Convertible Notes Bond Hedge Transaction”), and warrant transactions relating to the Borrower’s common stock sold by Borrower to the respective 2020 Option Counterparties substantially concurrently with such purchase pursuant to those certain confirmations of terms and conditions dated June 4, 2014, the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2020 Option Counterparty, all of the proceeds of which sale the Borrower shall receive from the 2020 Option Counterparties on or about June 9, 2014 substantially concurrently with the Borrower’s payment of the purchase price to the 2020 Option Counterparties (each, a “2020 Convertible Notes Warrant Transaction”).

“2020 Convertible Notes Warrant Transaction” has the meaning specified in the definition of the term “2020 Convertible Notes Call Transaction”.

“2020 Convertible Senior Notes” means the convertible senior notes due January 15, 2020 in an aggregate principal amount of up to $600,000,000 to be issued by the Borrower on or about June 9, 2014.

“2020 Convertible Senior Notes Indenture” means the Indenture, by and between Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the 2020 Convertible Senior Notes are issued, which has the terms and provisions that are substantially similar to those described in Borrower’s Preliminary Offering Memorandum relating to the 2020 Convertible Senior Notes, dated June 4, 2014, as supplemented by the pricing terms disclosed to the Lenders on June 4, 2014.

“2020 Option Counterparty” and “2020 Option Counterparties” have the meanings specified in the definition of the term “2020 Convertible Notes Call Transaction”.

“2020 Refinancing Convertible Bond Indebtedness” has the meaning specified in Section 7.03(l).

“2021 Convertible Notes Bond Hedge Transaction” has the meaning specified in the definition of the term “2021 Convertible Notes Call Transaction”.

“2021 Convertible Notes Call Transaction” means call option transactions relating to the Borrower’s common stock purchased by Borrower in connection with an issuance of the 2021 Convertible Senior Notes from certain Initial Purchasers (or their affiliates) (each a “2021 Option Counterparty” and, collectively, the “2021 Option Counterparties”) pursuant to those certain confirmations of terms and conditions dated December 12, 2013 and December 16, 2013, the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc., and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2021 Option Counterparty, the purchase price for which the Borrower paid to the 2021 Option Counterparties in full on December 20, 2013 (each, a “2021 Convertible Notes Bond Hedge Transaction”), and warrant transactions relating to the Borrower’s common stock sold by Borrower to the respective 2021 Option Counterparties substantially concurrently with such purchase pursuant to those certain confirmations of terms and conditions dated December 12, 2013 and December 16, 2013, the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2021 Option Counterparty, all of the proceeds of which sale the Borrower received from the 2021 Option Counterparties on December 20, 2013 (each, a “2021 Convertible Notes Warrant Transaction”).

“2021 Convertible Notes Warrant Transaction” has the meaning specified in the definition of the term “2021 Convertible Notes Call Transaction”.

“2021 Convertible Senior Notes” means the 2.75% convertible senior notes due January 1, 2021, in an initial aggregate principal amount of $600,000,000 issued by the Borrower on December 20, 2013.

“2021 Convertible Senior Notes Indenture” means the Indenture, dated as of December 20, 2013, by and between Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the 2021 Convertible Senior Notes are issued.

“2021 Refinancing Convertible Bond Indebtedness” has the meaning specified in Section 7.03(l).

“2021 Option Counterparty” and “2021 Option Counterparties” have the meanings specified in the definition of the term “2021 Convertible Notes Call Transaction”.

“2022 Convertible Notes Call Transaction” means one or more capped call option transactions relating to the Borrower’s common stock purchased by Borrower in connection with an issuance of the 2022 Convertible Senior Notes from one or more of the Initial Purchasers (or their affiliates) (each a “2022 Option Counterparty” and, collectively, the “2022 Option Counterparties”) pursuant to those certain confirmations of terms and conditions dated January 20, 2015 in connection with the issuance of the initial 2022 Convertible Senior Notes (“Base Capped Call Confirmation”) and subsequent confirmations of terms and conditions (if any) in connection with the issuance of additional 2022 Convertible Senior Notes (“Additional Capped

Call Confirmations”), the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc., and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2022 Option Counterparty, the purchase price for which the Borrower shall pay to the 2022 Option Counterparties in full for the Based Capped Call Confirmation on or about January 20, 2015 and for the Additional Capped Call Confirmation, substantially concurrently with the issuance of the additional 2022 Convertible Senior Notes.

“2022 Convertible Senior Notes” means the convertible senior notes due April 15, 2022 in an aggregate principal amount of up to $500,000,000 issued by the Borrower on or about January 27, 2015.

“2022 Convertible Senior Notes Indenture” means the Indenture, by and between Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the 2022 Convertible Senior Notes are issued, which has the terms and provisions that are substantially similar to those described in Borrower’s Preliminary Offering Memorandum relating to the 2022 Convertible Senior Notes, dated January 20, 2015, as supplemented by the pricing terms disclosed to the Lenders.

“2022 Option Counterparty” and “2022 Option Counterparties” have the meanings specified in the definition of the term “2022 Convertible Notes Call Transaction”.

“2022 Refinancing Convertible Bond Indebtedness” has the meaning specified in Section 7.03(l).

“2023 Additional Capped Call Confirmations” has the meaning specified in the definition of the term “2023 Convertible Notes Call Transaction”.

“2023 Base Capped Call Confirmation” has the meaning specified in the definition of the term “2023 Convertible Notes Call Transaction”.

“2023 Convertible Notes Call Transaction” means one or more capped call option transactions relating to the Borrower’s common stock purchased by Borrower in connection with an issuance of the 2023 Convertible Senior Notes from one or more of the Initial Purchasers (or their affiliates) (each a “2023 Option Counterparty” and, collectively, the “2023 Option Counterparties”) pursuant to those certain confirmations of terms and conditions dated on or about May 7, 2015 in connection with the issuance of the initial 2023 Convertible Senior Notes (“2023 Base Capped Call Confirmation”) and subsequent confirmations of terms and conditions (if any) in connection with the issuance of additional 2023 Convertible Senior Notes (“2023 Additional Capped Call Confirmations”), the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc., and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2023 Option Counterparty, the purchase price for which the Borrower shall pay to the 2023 Option Counterparties in full for the 2023 Based Capped Call Confirmation on or about May 7, 2015 and for the 2023 Additional Capped Call Confirmation, substantially concurrently with the issuance of the additional 2023 Convertible Senior Notes.

“2023 Convertible Senior Notes” means the convertible senior notes due May 15, 2023 in an aggregate principal amount of up to $500,000,000 issued by the Borrower on or about May 13, 2015.

“2023 Convertible Senior Notes Indenture” means the Indenture, by and between Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the 2023 Convertible Senior Notes are issued, which has the terms and provisions that are substantially similar to those described in Borrower’s Preliminary Offering Memorandum relating to the 2023 Convertible Senior Notes, dated on or about May 6, 2015, as supplemented by the pricing terms disclosed to the Lenders.

“2023 Option Counterparty” and “2023 Option Counterparties” have the meanings specified in the definition of the term “2023 Convertible Notes Call Transaction”.

“2025 Additional Capped Call Confirmations” has the meaning specified in the definition of the term “2025 Convertible Notes Call Transaction”.

“2025 Base Capped Call Confirmation” has the meaning specified in the definition of the term “2025 Convertible Notes Call Transaction”.

“2025 Convertible Notes Call Transaction” means one or more capped call option transactions relating to the Borrower’s common stock purchased by Borrower in connection with an issuance of the 2025 Convertible Senior Notes from one or more of the Initial Purchasers (or their affiliates) (each a “2025 Option Counterparty” and, collectively, the “2025 Option Counterparties”) pursuant to those certain confirmations of terms and conditions dated on or about May 7, 2015 in connection with the issuance of the initial 2025 Convertible Senior Notes (“2025 Base Capped Call Confirmation”) and subsequent confirmations of terms and conditions (if any) in connection with the issuance of additional 2025 Convertible Senior Notes (“2025 Additional Capped Call Confirmations”), the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc., and related agreements in the form of the ISDA 2002 Master Agreement between the Borrower and each applicable 2025 Option Counterparty, the purchase price for which the Borrower shall pay to the 2025 Option Counterparties in full for the 2025 Based Capped Call Confirmation on or about May 7, 2015 and for the 2025 Additional Capped Call Confirmation, substantially concurrently with the issuance of the additional 2025 Convertible Senior Notes.

“2025 Convertible Senior Notes” means the convertible senior notes due May 15, 2025 in an aggregate principal amount of up to $500,000,000 issued by the Borrower on or about May 13, 2015.

“2025 Convertible Senior Notes Indenture” means the Indenture, by and between Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the 2025 Convertible Senior Notes are issued, which has the terms and provisions that are substantially similar to those described in Borrower’s Preliminary Offering Memorandum relating to the 2025 Convertible Senior Notes, dated on or about May 6, 2015, as supplemented by the pricing terms disclosed to the Lenders.

“2025 Option Counterparty” and “2025 Option Counterparties” have the meanings specified in the definition of the term “2025 Convertible Notes Call Transaction”.

“2025 Refinancing Convertible Bond Indebtedness” has the meaning specified in Section 7.03(l).

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For the purposes of calculating the amount of any Investment permitted hereunder among the Borrower and its Subsidiaries resulting from a series of related transactions occurring on a substantially concurrent basis, such amount shall be deemed to be the aggregate amount of such Investments outstanding (but without duplication) after giving effect to all such substantially concurrent related transactions, and such related transactions shall not be prohibited notwithstanding anything herein to the contrary so long as the Investment in the ultimate recipient is permitted hereunder.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 [Reserved].

1.06 [Reserved].

1.07 [Reserved].

1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Subject to the terms and conditions set forth herein, each Initial Lender severally agrees to make, on the Closing Date, loans (each such loan, a “Tranche A-1 Term Loan”) to the Borrower in Dollars in an aggregate amount equal to such Lender’s Tranche A-1 Commitment. Subject to Section 2.05, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Tranche A-1 Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Tranche A-1 Term Loan on such date.

(b) Subject to the terms and conditions set forth herein, each Initial Lender severally agrees to make, on the Closing Date, loans (each such loan, a “Tranche A-2 Term Loan”) to the Borrower in Dollars in an aggregate amount equal to such Lender’s Tranche A-2 Commitment. Subject to Section 2.05, all amounts owed hereunder with respect to the Tranche A-2 Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Tranche A-2 Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Tranche A-2 Term Loan on such date.

(c) Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed.

2.02 Borrowings, Conversions and Continuations of Term Loans.

(a) Each Committed Borrowing and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. three (3) Business Days prior to the requested date of any Committed Borrowing of or continuation of Eurocurrency Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Committed Borrowing of or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing or a continuation of Loans that is a Eurocurrency Rate Loan, (ii) the requested date of the Committed Borrowing (which may only be the Closing Date) or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of the Term Loans to be borrowed or continued and (iv) the duration of the Interest Period with respect thereto. If the Borrower fails to give a timely notice requesting a continuation, then the applicable Term Loans shall be converted to applicable Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Committed Borrowing of or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Each Committed Borrowing of Base Rate Loans or conversion of Base Rate Loans to Eurocurrency Rate Loans (which shall be permitted hereunder) shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone, provided, that any such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. on the requested date of any Committed Borrowing and not later than 1:00 p.m. three Business Days prior to the conversion to Eurocurrency Rate Loans and any such requested Committed Borrowing or conversion of a Term Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each such Lender of the details of any automatic conversion to Base Rate Loans, as described in the preceding subsection. Each Lender shall make the amount of its Term Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Closing Date. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Term Loans may be requested as or continued as Eurocurrency Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.

(e) After giving effect to all Committed Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Loans.

2.03 [Reserved].

2.04 [Reserved].

2.05 Prepayments.

(a) The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part subject to the payment of the call premium set forth in Section 2.05(b), if applicable; provided that (i) such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) 11:00 a.m. on the date of prepayment of Base Rate Loans; and (ii) (A) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (B) any prepayment of Loans that are Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein along with any applicable call premium set forth in Section 2.05(b). Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, the applicable call premium set forth in Section 2.05(b) together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied ratably to the Tranche A-1 Term Loans and Tranche A-2 Term Loans, and such payment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(b) Call Protection.

(i) Payments on or prior to January 11, 2017. In the event all or any portion of the Loans (A) are repaid through any voluntary repayments, (B) prepaid, effectively refinanced, replaced or repriced (including, in each case of the foregoing clauses (A) or (B), in connection with any exercise of the Borrower’s right to replace any Lender in accordance with Section 10.13), (C) are prepaid pursuant to Section 2.05(g) or (D) are paid after acceleration (whether such acceleration is automatic (including pursuant to the proviso of Section 8.02) or has been declared (including pursuant to clause (b) of Section 8.02) or occurs otherwise), in each case on or prior to January 11, 2017, such repayments, prepayments, refinancings, replacements or repricings shall be made (and the Borrower shall promptly, on or prior to the effective date of such repayment, prepayment, refinancing, replacement or repricing, pay or cause the payment of) a premium in an amount (the “Yield Maintenance Amount”) equal to the net present value of the sum of (I) the Applicable Rate applicable to Eurocurrency Rate Loans plus (II) the greater of (1) the Eurocurrency Rate “floor” (i.e. 1.00%) and (2) the Eurocurrency Rate (assuming an Interest Period of three months in effect on the date on which such repayment, prepayment, refinancing, replacement, repricing or payment is made), in each case of (I) and (II) above, calculated as a rate per annum on the amount of the principal of such Loans are repaid, prepaid, refinanced, replaced or repriced that would have occurred from the date of such repayment, prepayment, refinancing, replacement or repricing through and including January 11, 2017 plus (III) the premium on the amount of the principal of such Loans repaid, prepaid, refinanced, replaced or repriced that would have been payable on such Loans had such repayment, prepayment, refinancing, replacement or repricing been made on January 12, 2017 pursuant to clause (ii) below (i.e., 5.00% of the aggregate principal amount of the Loans being repaid, prepaid, refinanced, replaced or repriced on such date) (in each case, computed on the basis of actual days elapsed over a year of 360 days and using a discount rate equal to sum of the Treasury Rate as of the Business Day immediately before the date such repayment, prepayment, refinancing, replacement or repricing plus 50 basis points); provided, that, in no event shall the Yield Maintenance Amount be less than 5.00% of the aggregate principal amount of the Loans being repaid, prepaid, refinanced, replaced or repriced on such date.

(ii) Payments following January 11, 2017. In the event all or any portion of the Loans (A) are repaid through any voluntary repayments, (B) prepaid, effectively refinanced, replaced or repriced (including, in each case of the foregoing clauses (A) or (B), in connection with any exercise of the Borrower’s right to replace any Lender in accordance with Section 10.13), (C) are prepaid pursuant to Section 2.05(g) or (D) are paid after acceleration (whether such acceleration is automatic (including pursuant to the proviso of Section 8.02) or has been declared (including pursuant to clause (b) of Section 8.02) or occurs otherwise), such repayment, prepayment, refinancing, replacement or repricing will be made at 105.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced if such repayment, prepayment, refinancing, replacement or repricing occurs after January 11, 2017, but on or prior to January 11, 2018. No call premium will be required after January 11, 2018.

(c) [Reserved].

(d) [Reserved].

(e) Subject to Section 2.05(j), no later than the first Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds (excluding Net Asset Sale Proceeds from the Apollo TERP Sale), the Borrower shall apply 100% of the Net Asset Sale Proceeds received to make prepayments in accordance with Section 2.05(h); provided, that (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $100,000,000, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to use such Net Asset Sale Proceeds for permitted acquisitions, Capital Expenditures or otherwise reinvest such Net Asset Sale Proceeds in other assets that are not classified as current assets, in each case, (x) that are used or useful in the business of the Borrower and its Subsidiaries and (y) that comprise Collateral to the extent such property or asset sold or otherwise Disposed of was Collateral, within one year of receipt of such Net Asset Sale Proceeds (subject to, if the Borrower or the applicable Subsidiary enters into a binding commitment to reinvest such proceeds not later than the end of such one-year period with the good faith expectation that such proceeds will be applied to satisfy such reinvestment commitment within one hundred eighty (180) days, an extension for a period of up to an additional one hundred eighty (180) days from the end of such one-year period).

(f) Subject to Section 2.05(j), no later than the first Business Day following the date of receipt by the Borrower or any of its Subsidiaries, or Administrative Agent, of any Net Insurance/Condemnation Proceeds, the Borrower shall apply 100% of the Net Insurance/Condemnation Proceeds received to make prepayments in accordance with Section 2.05(h); provided, that (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination which are not used or committed to repair, restore or replace the affected assets do not exceed $50,000,000, the Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds in other long term assets, in each case, (x) that are useful in the business of the Borrower and its Subsidiaries and (y) that comprise Collateral to the extent such property or asset lost, taken or sold or otherwise Disposed of was Collateral, within one year of receipt thereof (subject to, if the Borrower or the applicable Subsidiary enters into a binding commitment to reinvest such proceeds not later than the end of such one-year period with the good faith expectation that such proceeds will be applied to satisfy such reinvestment commitment within one hundred eighty (180) days, an extension for a period of up to an additional one hundred eighty (180) days from the end of such one-year period).

(g) Subject to Section 2.05(j), on the date of receipt by the Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 7.03), the Borrower shall apply an amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, to make prepayments in accordance with Section 2.05(h).

(h) Mandatory prepayments pursuant to this Section 2.05 shall be applied in the following order of priority:

(A) pro rata to prepay that portion of the Obligations constituting unpaid principal of the outstanding Loans in accordance with the respective outstanding principal amounts thereof plus all accrued interest on the amount prepaid, the applicable call premium set forth in Section 2.05(b) together with any additional amounts required pursuant to Section 3.05, in each case ratably between Tranche A-1 Term Loans and Tranche A-2 Term Loans; provided that if at the time any amount is required to be paid pursuant to pursuant to clause (e), (f) or (g) of this Section 2.05, the Borrower is required to offer to repurchase Second Lien Convertible Notes or Other Pari Passu Lien Debt pursuant to the terms of the Second Lien Note Documents or Other Pari Passu Lien Debt Documents (such Second Lien Convertible Notes or Other Pari Passu Lien Debt required to be offered to be so repurchased, “Other Applicable Indebtedness”), then Borrower may apply such prepayment on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided, further that the portion of such Cash proceeds allocated to Other Applicable Indebtedness shall not exceed the amount of such Cash proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Cash proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to clause (e), (f) or (g) of this Section 2.05, as applicable, shall be reduced accordingly; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repaid, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof; and

(B) the balance, if any, following the payment in full of such Obligations, and the obligations with respect to such Other Applicable Indebtedness, to be retained by the Borrower.

(i) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment required to be made pursuant to clause (e), (f) or (g) of this Section 2.05 at least five (5) Business Days (or such shorter time agreed to by the Administrative Agent in its discretion) prior to the date of such prepayment (a “Prepayment Notice”). Each such Prepayment Notice shall contain a certificate of a Responsible Officer (A) demonstrating the calculation of the amount of the applicable net proceeds (or reasonable good faith estimate thereof), (B) either specifying the projected date of such prepayment (which in no event shall be after the date of prepayment required pursuant to Section 2.05(e) or (f), as applicable) or notice of the Borrower’s intent to exercise its option to reinvest such amounts as provided under Sections 2.05(e) and (f), as applicable and (C) provide a reasonably detailed calculation of the amount of such prepayment (or reasonable good faith estimate thereof). The Administrative Agent will promptly notify each Lender of the contents of such Prepayment Notice and of such Lender’s pro rata share of the applicable prepayment. In the event that the Borrower shall subsequently determine that the actual amount received exceeded or was less than the amount set forth in such certificate, the Borrower shall promptly deliver a supplemental Prepayment Notice to the Administrative Agent, which, in addition to the requirements of the initial Prepayment Notice with respect to such mandatory prepayment, shall contain a certificate of a Responsible Officer demonstrating the derivation of such excess or shortfall. The procedures described in this Section 2.05(i) with respect to the making of such prepayment shall be followed with respect to such excess.

(j) Notwithstanding any provision of clause (e), (f) or (g) of this Section 2.05 to the contrary, amounts required to be applied to the First Lien Loan Obligations pursuant to clause (e), (f) or (g) of Section 2.05 of the First Lien Credit Agreement shall be first applied to the First Lien Loan Obligations pursuant to Section 2.05(h) of the First Lien Credit Agreement (including to cash collateralize Letters of Credit) and to the extent actually so applied shall on a dollar-for-dollar basis reduce the amount required to be applied toward prepayment pursuant to clause (e), (f) or (g) of this Section 2.05, as applicable (it being understood and agreed, for the avoidance of doubt, that to the extent any balance is to be retained by the Borrower in accordance with Section 2.05(h) of the First Lien Credit Agreement, such balances shall instead be used to make prepayments hereunder pursuant to clause (h) of this Section 2.05).

2.06 [Reserved].

2.07 Repayment of Loans. On the Maturity Date, the Borrower shall repay the aggregate principal amount of Term Loans made to the Borrower outstanding on such date.

2.08 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (ii) each Loan that is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate.

(b) (i) If any event or condition that constitutes an Event of Default under 8.01(a), 8.01(f) or 8.01(g) or that, with the giving of any notice, the passage of time, or both, would be an Event of Default under 8.01(a), 8.01(f) or 8.01(g) occurs, all Obligations then outstanding shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Upon the principal amount of the outstanding Loans becoming due and payable prior to the Maturity Date, all Obligations then outstanding shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(iii) If a Default or Event of Default exists (other than a Default or Event Default described in clause (i) of this Section 2.08(b)), and clause (ii) of Section 2.08(b) does not apply, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at the Default Rate upon the request of the Required Lenders, to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

(a) Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender of Tranche A-1 Term Loans on the Closing Date, as fee compensation for the funding of such Lender’s Tranche A-1 Term Loan, a closing fee in an amount equal to 4.00% of the stated principal amount of such Lender’s Tranche A-1 Term Loan, payable to such Lender from the proceeds of its Tranche A-1 Term Loan as and when funded on the Closing Date. Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(b) The Borrower agrees to pay to each Fronting Arranger, as fee compensation for the funding of its Term Loans, an amount equal to $107,582,936.84 (the “Fronting Compensation Fee”), based on its pro rata portion of such Fronting Compensation Fee (calculated by dividing the amount of the Term Loans such Fronting Arranger funded on the Closing Date by the amount of all Term Loans all such Fronting Arrangers funded on the Closing Date, the “Arrangers Pro Rata Share”)), payable on the earliest of (i) the 13th calendar day following the Closing Date, (ii) the date on which all of the Persons identified on Schedule 2.09 (the “Schedule 2.09 Lenders”) have purchased the Loans for which trades have been entered into on or prior to the Closing Date (pursuant to an Assignment and Assumption with the Fronting Arrangers) (the “Committed Trade Loans”) or (iii) the occurrence of an Event of Default under Section 8.01(f) or 8.01(g), in the case of clause (iii) all of the Fronting Compensation Fee deposited on the Closing Date shall be immediately due and payable to the Fronting Arrangers. The date that is the earlier of the date in clause (i) and clause (ii) is hereinafter referred to as the “Blocked Account Termination Date”.

On the Closing Date, the Borrower shall deposit the Fronting Compensation Fee in a non-interest bearing Deposit Account with Deutsche Bank that is subject to an agreement in form and substance reasonably satisfactory to the Fronting Arrangers pursuant to which Deutsche Bank shall agree to comply with the Administrative Agent’s instructions with respect to the disposition of funds in such Deposit Account without further consent of the Borrower (the “Blocked Account Agreement”). The Administrative Agent, for the benefit of the Fronting Arrangers, shall maintain sole dominion and control over such Deposit Account (such account, the “Fronting Compensation Fee Account”). The Borrower hereby grants to the Administrative Agent, for the benefit of the Fronting Arrangers, a security interest in and continuing lien on all of the Borrower’s right, title and interest in and to the Fronting Compensation Fee Account, funds on deposit therein and the proceeds thereof, and notwithstanding anything herein or in any other Loan Document to the contrary, no Lender (other than the Fronting Arrangers) shall have any right to or claim in the Fronting Compensation Fee Account or funds on deposit therein.

The Fronting Compensation Fee shall be reduced based upon the amount of the Loans purchased by such of those Schedule 2.09 Lenders as have purchased their Committed Trade Loans and satisfied their trades, in an amount equal to the sum of (a) $0.21778826 for every $1.00 so purchased and (b) 4.00% of the amount of Tranche A-2 Term Loans so purchased. Each Fronting Arranger confirms that one or more Schedule 2.09 Lenders has executed trades on or prior to the Closing Date with such Fronting Arranger that will, if executed in accordance with their terms, cause the Fronting Compensation Fee payable to such Fronting Arranger to be reduced to zero. On the Blocked Account Termination Date, the aggregate amount of such reductions shall be returned to the Borrower (and the Administrative Agent agrees to transfer any such amounts to another Deposit Account as directed by the Borrower) and any amount remaining on deposit in the Fronting Compensation Fee Account shall be paid to the Fronting Arranger in accordance with their Arrangers Pro Rata Share.

(c) In addition to any of the foregoing fees, Borrower agrees to pay to Agents fees in the amounts and at the times set forth in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (other than if determined by reference to the Federal Funds Effective Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, and all computations of interest for Base Rate Loans if determined by reference to the Federal Funds Effective Rate shall be made on the basis of a year of 360 days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

A notice of the Administrative Agent to the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint.

The failure of any Lender to make any Term Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. Subject to the Intercreditor Agreement, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Term Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Term Loans and accrued interest thereon greater than its pro rata share thereof as provided herein (for the avoidance of doubt, payments of the Fronting Compensation Fee pursuant to Section 2.09(b) is payable to the Fronting Arrangers in accordance with their Arrangers Pro Rata Share), then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for Cash at face value) participations in the Term Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them; provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 Increase in Commitments.

(a) Borrower Request. The Borrower may by written notice to the Administrative Agent elect to request prior to the date that is 30 days after the Closing Date (the “Incremental Termination Date”), the establishment of one new term loan commitment (an “Incremental Term

Commitment”), in an aggregate amount not in excess of $200,000,000. Such notice shall specify (i) the date (the “Increase Effective Date”) on which the Borrower proposes that the Incremental Term Commitments shall be effective, which shall be a date not later than the Incremental Termination Date and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Term Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Commitment. The Incremental Term Commitment shall be in an aggregate amount of not less than $10,000,000 or any whole multiple of $500,000 in excess thereof.

(b) Conditions. The Incremental Term Commitments shall become effective as of the Increase Effective Date; provided that:

(i) each of the following conditions shall be satisfied:

(A) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(B) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date;

(C) the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent;

(D) the Administrative Agent shall have received a Loan Notice in accordance with the requirements of Section 2.02(a);

(E) no warrants or other equity shall be issued in connection with the Term Loans made pursuant to Incremental Term Commitments other than warrants at an exercise price of $.01 per share to purchase shares of common stock of the Borrower as long as such warrants are for 39,526 or fewer shares of common stock of the Borrower per $1,000,000 of such Term Loans made pursuant to such Incremental Term Commitments, and

(F) the proceeds of the Term Loans made under any Incremental Term Commitment shall not be used to refinance, repay, prepay, redeem, defease, purchase or otherwise satisfy (including through an exchange, cancellation, satisfaction or discharge of) any Convertible Senior Notes.

(c) Terms of New Loans and Commitments. The terms and provisions of Term Loans made pursuant to Incremental Term Commitment shall be identical to the existing Term Loans, except that the Applicable Rate for Term Loans made under the Incremental Term Commitments shall be determined by the Borrower and the Lenders of such Term Loans;

provided that in the event that the Applicable Rate for any Term Loan made under the Incremental Term Commitments is greater than the Applicable Rate for the Tranche A-1 Term Loans made on the Closing Date, then the Applicable Rate for the Tranche A-1 Term Loans made on the Closing Date shall be increased to the extent necessary to equal the Applicable Rate for the Term Loans made under the Incremental Term Commitments (and the Applicable Rate for the Tranche A-2 Term Loans made on the Closing Date shall be increased by the same amount as any such increase to the Tranche A-1 Term Loans); provided, further, that in determining the Applicable Rate applicable to the Tranche A-1 Term Loans made on the Closing Date and the Term Loans made under the Incremental Term Commitment, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower, in each case to the Lenders of the Tranche A-1 Term Loans made on the Closing Date or the Lenders of the Term Loans made under the Incremental Term Commitments shall be included as OID (with OID being equated to interest based on an assumed two and one-half year life to maturity) (provided that any warrants or other equity issued to the Lenders of the Tranche A-1 Term Loans in connection with the Tranche A-1 Term Loans made on the Closing Date shall be excluded from any determination or calculation under or pursuant to this clause (x)), (y) customary arrangement or commitment fees payable to the Arrangers (or their respective affiliates) in connection with the Term Loans made on the Closing Date or to one or more arrangers (or their respective affiliates) of the Term Loans made under the Incremental Term Commitments shall be excluded; and (z) if the Eurocurrency Rate or Base Rate “floor” for the Term Loans made under the Incremental Term Commitments is greater than the Eurocurrency Rate or Base Rate “floor,” respectively, for the Term Loans made on the Closing Date, the difference between such floor for the Term Loans made under the Incremental Term Commitments and the Term Loans made on the Closing Date shall be equated to an increase in the Applicable Rate for purposes of this clause (c).

The Incremental Term Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 10.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Term Loans that are made under the Incremental Term Commitments pursuant to this Agreement. This Section 2.14 shall supersede any provisions in Section 10.01 to the contrary.

(d) Making of New Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Borrower in an amount equal to its new Commitment.

(e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Term Loans or any such new Commitments.

2.15 Defaulting Lenders.

(a) [Reserved].

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.13 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Term Loan Exposure. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(g) In the event and on the date that each of the Administrative Agent and the Borrower agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Term Loan Exposure, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(h) No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of any Lender that is not a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If a Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Loan Party or Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Loan Party or Administrative Agent, as may be relevant, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If a Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) and Section 3.01(e) below shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Borrower hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 3.01(e), the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A) or 3.01(e)(ii)(B)(I)-(IV) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower on behalf of the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the expiration of previously delivered forms or the request of the Borrower on behalf of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of IRS Form W-8ECI,

(III) executed originals of IRS Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(v) The Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable

Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Loans that are Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate Loan for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (c) the Eurocurrency Rate Loan for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject the Administrative Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to the Administrative Agent or such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, the Borrower will pay to the Administrative Agent, or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Liquidity and Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, any payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02 then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING DATE

4.01 Conditions Precedent to the Closing Date. The effectiveness of this Agreement and the agreement of each Lender to make the Credit Extensions requested to be made on the Closing Date is subject to the satisfaction of, or waiver in accordance with Section 10.01, prior to or concurrently with the making of such Credit Extensions on the Closing Date of the following conditions precedent (unless characterized as post-closing obligations pursuant to Section 6.17 and set forth on Schedule 6.17):

(a) The Administrative Agent’s receipt of executed counterparts of this Agreement and the Guaranty, each of which shall be originals or telecopies or .pdf format files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date and each in form and substance satisfactory to the Administrative Agent and each of the Lenders.

(b) The Administrative Agent’s receipt of each of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Schedule 4.01 (the “Closing Checklist”), each of which shall be originals or telecopies or .pdf format files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and the Arranger.

(c) Any fees required to be paid on or before the Closing Date shall have been paid, including without limitation fees payable pursuant to Section 2.09; provided, that such amounts may be funded with the proceeds of the Credit Extension requested to be made on the Closing Date.

(d) The Borrower shall have paid all fees, charges and disbursements of counsel to the Agents (directly to such counsel if requested by the Agents) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agents), including without limitation, title premiums, survey charges and recording taxes or fees; provided, that such amounts may be funded with the proceeds of the Credit Extension requested to be made on the Closing Date.

(e) Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and

Arranger. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(f) At least five (5) Business Days prior to the Closing Date (or such shorter period agreed to by the Lenders), the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”).

(g) The Administrative Agent’s receipt of evidence that the Borrower and its Subsidiaries shall have (i) repaid in full all Indebtedness under the Existing Second Lien Credit Agreement, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing such Indebtedness or other obligations of the Borrower and its Subsidiaries thereunder being repaid on the Closing Date.

(h) The Administrative Agent’s evidence that the Borrower and its Subsidiaries shall have (i) repaid in full all Indebtedness under the Existing Margin Loan Agreement, (ii) terminated any commitments to lend or make other extensions of credit thereunder and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing such Indebtedness or other obligations of the Borrower and its Subsidiaries and other obligors thereunder being repaid on the Closing Date.

(i) Borrower shall have obtained a consent from the First Lien Lenders authorizing the transactions contemplated hereunder and under the Loan Documents.

(j) The Administrative Agent’s receipt of a consolidated budget as customarily prepared by management for its internal use, setting forth the forecasted balance sheet, income statement, operating cash flows and Capital Expenditures of the Borrower and its Subsidiaries for the period from the Closing Date through the Maturity Date.

(k) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower attesting to the fact that the proceeds of the requested Loan will be used in compliance with Section 6.12.

(l) The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to any representation or warranty that is itself modified or qualified by materiality or a “Material Adverse Effect” standard, such representation or warranty shall be true and correct in all respects) on and as of the Closing Date and after giving effect to the Credit Extension on the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(m) No Default shall exist, or would result from the borrowing of the Term Loans on the Closing Date or the application of the proceeds thereof.

(n) The Administrative Agent shall have received a Loan Notice in accordance with the requirements of Section 2.02(a).

(o) The security interests created pursuant to the Blocked Account Agreement shall be effective and the Administrative Agent shall hold, for the benefit of the Fronting Arrangers, a valid and perfected first priority security interest in the Fronting Compensation Fee Account and the funds on deposit therein.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and the First Lien Credit Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), and in respect of Subsidiaries that are not Loan Parties, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and First Lien Credit Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except (i) the filings referred to in Section 5.20 or otherwise required in order to perfect, record or maintain the security interests granted under the Security Documents and (ii) those that, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The most recently delivered unaudited consolidated balance sheets of the Borrower and its Subsidiaries, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. There are no actions, suits, investigations, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens.

(a) Each of the Borrower and each Material Subsidiary has good record and indefeasible title in fee simple to, or valid leasehold interests in, all material real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, (i) interfere with the ability of the Borrower or any Material Subsidiary, as applicable, to conduct its business as currently conducted or to utilize such real property and assets for their intended purposes or (ii) materially detract from the value of the real property. The property of the Borrower and its Material Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01. The real property of the Borrower and its Material Subsidiaries, taken as a whole, is in good operating order, condition and repair (ordinary wear and tear excepted).

(b) Each of the Borrower and each Material Subsidiary has complied with all material obligations under all material leases of real property to which it is a party, and all such material leases are in full force and effect. Each of the Borrower and each Material Subsidiary enjoys peaceful and undisturbed possession under all such material leases to which it is a party.

(c) As of the Closing Date, the Borrower has not received any written notice of any pending, nor does the Borrower have actual knowledge of any contemplated, condemnation proceeding affecting the Mortgaged Properties or any sale or Disposition thereof in lieu of condemnation.

(d) The Mortgaged Property of the Borrower and the Material Subsidiaries is zoned in all material respects to permit the uses for which such property is currently being used. The present uses of such Mortgaged Property and the current operations of the Borrower’s and each Material Subsidiaries’ business are not in material violation in any material respect of any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws, the violation of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(e) As of the Closing Date, none of the Borrower or any of its Material Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise Dispose of any Mortgaged Property or any interest therein. No claim has been made and remains outstanding that any of the Borrower’s or any Material Subsidiary’s use of any of its property does or may violate the rights of any third party that, individually or in the aggregate, has had, or would reasonably be expected to result in, a Material Adverse Effect.

5.09 Environmental Compliance.

(a) The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of any Environmental Laws, Environmental Liabilities and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower and its Subsidiaries have reasonably concluded that such Environmental Laws, Environmental Liabilities and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Borrower and its Subsidiaries are in compliance with all Environmental Laws and possess all permits required for its operations pursuant to any Environmental Law, and (ii) neither the Borrower nor its Subsidiaries are (A) conducting or funding any investigation, remediation, remedial action or cleanup of any Hazardous Materials or (B) subject to any pending, or to the knowledge of the Borrower, threatened actions, suits, investigations, proceedings, claims or disputes alleging that the Borrower or any of the Subsidiaries is in violation of any Environmental Law or has any Environmental Liability.

5.10 Insurance. The properties of the Borrower and its Material Subsidiaries are insured (i) with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates or (ii) through a captive insurance company permitted by Section 6.07.

5.11 Taxes. The Borrower and its Material Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Borrower, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Material Subsidiary thereof is party to any tax sharing agreement other than the Tax Matters Agreement that constitutes a Borrower/SSL TopCo Agreement or any tax matters agreement that constitutes a Borrower/YieldCo Agreement or a Borrower/YieldCo II Agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code or Section 302 of ERISA has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect: (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower and the Loan Parties have no direct Subsidiaries (other than those not material to the interests of the Lenders) other than those included in the organizational chart attached as Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted by Section 7.01(l). As of September 30, 2015, the Borrower has no Subsidiaries other than those included in the organizational chart attached as Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party (or by such other Person as indicated on such schedule) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted by Section 7.01(l). As of the Closing Date, the Borrower has no material equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

5.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Committed Borrowing will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the FRB or any other regulation thereof or to violate the Securities Exchange Act of 1934.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or a “principal underwriter” of a “registered investment company” (as such terms are defined in the Investment Company Act of 1940).

5.15 Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number. The true and correct U.S. taxpayer identification number of the Borrower is set forth on Schedule 10.02.

5.18 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own and have retained all rights to, or otherwise possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, Internet domain names and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any other Person, except for conflicts that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.19 Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.20 Security Documents. Until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time (except for a perfection of a Lien on any Foreign IP Rights to the extent the cost of obtaining such perfection exceeds the practical benefit to the Lenders afforded thereby (as reasonably determined by the Administrative Agent)), in favor of the Administrative Agent or the Collateral Trustee, as applicable, for the benefit of the Secured Parties referred to in the Security Documents, superior to and prior to the rights of all third Persons other than rights of the First Lien Agent and subject to no other Liens (other than Liens permitted by Section 7.01 which would not have priority over the Liens securing the Obligations (a) other than (i) Liens in favor of the First Lien Agent, (ii) Liens permitted by Section 7.01(q) or (iii) Liens arising by operation of Law, and (b) except for (i) Liens to the extent permitted by Section 7.01(b) and (ii) pari passu Liens to the extent permitted by Section 7.01(v)); provided that all filings and recordations required hereby and by the Security Documents are properly filed and recorded. No filings or recordings are required in order to perfect the security interests created under any Security Document except (x) for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof (other than with respect to any filings or recordings required to perfect the security interests in Foreign IP Rights to the extent the cost of obtaining such perfection exceeds the practical benefit to the Lenders afforded thereby (as reasonably determined by the Administrative Agent) or in patents, trademarks, copyrights or other intellectual property acquired after the Closing Date) or (y) as otherwise contemplated by Section 6.17. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

5.21 PATRIOT Act. To the extent applicable, each Loan Party and its Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), including the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.22 Related Agreements. The Borrower has delivered to the Administrative Agent complete and correct copies of each First Lien Credit Document and of all exhibits and schedules thereto in effect as of the date hereof.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03)) cause (A) each Material Subsidiary (in the case of Sections 6.04, 6.07, 6.11, 6.13 and 6.14) and (B) each Subsidiary (in the case of Sections 6.06, 6.08, 6.09, 6.10, 6.12, 6.15 and 6.16) to:

6.01 Financial Statements. Deliver to the Administrative Agent:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, which financial statements shall include, commencing with the annual financial statement for the fiscal year ending December 31, 2015, any adjustments necessary to eliminate the assets, liabilities and results of operation of Unrestricted Subsidiaries (which may be in footnote form only) from such consolidated balance sheet and the related consolidated statements of income or operations and cash flows;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2016), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, which financial statements shall include (commencing with respect to YieldCo II and its subsidiaries, with the first quarterly financial statement to be delivered after the initial public offering of Equity Interest in YieldCo II) any adjustments necessary to eliminate the assets, liabilities and results of operation of Unrestricted Subsidiaries (which may be in footnote form only) from such consolidated balance sheet and the related consolidated statements of income or operations and cash flows;

(c) as soon as available, but in any event not later than sixty (60) days following the commencement of each fiscal year of the Borrower, a consolidated budget as customarily prepared by management for its internal use, setting forth the forecasted balance sheet, income statement, operating cash flows and Capital Expenditures of the Borrower and its Subsidiaries for the period covered thereby;

(d) concurrently with the delivery of annual and quarterly financial statements required by clauses (a) and (b) above, a reconciliation demonstrating in reasonable detail the amount of Non-Recourse Project Indebtedness of all Non-Recourse Subsidiaries.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) [Reserved];

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ending December 31, 2015), a duly completed Compliance Certificate signed by the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower;

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a list of all Subsidiaries of the Borrower; and

(h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically, and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent on behalf of any Lender that requests delivery of such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly identified or designated as such, which may include adding the word “PUBLIC” prominently on the first page thereof; (x) by marking or otherwise identifying Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any

Borrower Materials that are not marked “PUBLIC” or otherwise identified or designated as suitable for distribution to Public Lenders as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly, and in any event within three (3) days thereof, notify the Administrative Agent:

(a) when the Borrower or any Subsidiary has any knowledge of the occurrence of any Default;

(b) when a Responsible Officer of the Borrower has knowledge of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (to the extent such matter has resulted or would reasonably be expected to result in a Material Adverse Effect) (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or any Subsidiary; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any material litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws or related to any Environmental Liabilities; or (iv) any significant adverse change in the Borrower’s or any Subsidiary’s relationship with, or any significant event or circumstance which is in the Borrower’s reasonable judgment likely to adversely affect the Borrower’s or any Subsidiary’s relationship with, (A) any customer (or related group of customers) representing more than 10% of the Borrower’s consolidated revenues during its most recent fiscal year, or (B) any supplier which is material to the operations of the Borrower and its Subsidiaries considered as an entirety;

(c) when a Responsible Officer of the Borrower has knowledge of the occurrence of any ERISA Event;

(d) of material Dispositions of property or incurrence of material Indebtedness (other than Non-Recourse Project Indebtedness), in each case other than in the ordinary course of business; and

(e) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, that, in the case of any obligations or liabilities of a Non-Recourse Subsidiary, solely to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its and its Subsidiaries’ legal existence and good standing under the Laws of the jurisdiction of its and their organization except in a transaction permitted by Section 7.04 or 7.05, except, in the case of its Subsidiaries, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks and service marks to the extent legally able to be preserved, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) (i) Maintain, preserve and protect all of its material properties (other than IP Rights) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (iii) use a standard of care no lower than that typical in the industry in the operation and maintenance of its facilities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain, preserve and protect all of its IP Rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for conflicts that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Borrower or a captive insurance company reasonably satisfactory to the Administrative Agent, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and Borrower will use commercially reasonable efforts to cause the applicable insurance policies of each Loan Party to provide for not less than ten (10) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09 Compliance with Environmental Laws. Without limitation of Section 6.08:

(a) comply with all Environmental Laws applicable to the ownership, lease or use of all real property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance or related to any Environmental Liabilities, except to the extent that such compliance with Environmental Laws or Environmental Liabilities are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP;

(b) keep or cause to be kept all such real property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under Section 7.01;

(c) neither generate, use, treat, store, release nor dispose of, nor permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any real property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, nor transport or permit the transportation of Hazardous Materials to or from any such real property other than in compliance with applicable Environmental Laws and in the ordinary course of business in a manner not reasonably expected to result in any Environmental Liabilities, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect; and

(d) if required to do so under any applicable order of any Governmental Authority or pursuant to any Environmental Law, undertake any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any real property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

6.10 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or in the case of Foreign Subsidiaries, an accounting system that can be readily converted to GAAP) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.11 Inspection Rights. As to Loan Parties only, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Without limiting the generality of this Section 6.11, it is understood and agreed that a financial advisor to the Administrative Agent is a representative or an independent contractor of the Administrative Agent for all purposes of this Section 6.11.

6.12 Use of Credit Facility. Use the Credit Extensions solely (i) to refinance the Existing Second Lien Credit Agreement, (ii) to refinance the Existing Margin Loan Agreement, (iii) to pay fees and expenses related to this Agreement, the other Loan Documents, the refinancing of the Existing Second Lien Credit Agreement, the refinancing of the Existing Margin Loan Agreement and the transactions related thereto and hereto, and (iv) for general corporate purposes.

6.13 Additional Subsidiary Guarantors and Grantors. Except in the event such Person is an Excluded Subsidiary, notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary or a First-Tier Foreign Subsidiary (the “New Subsidiary”), and within forty-five (45) days thereafter (unless such time is extended by up to ninety (90) additional days by the Administrative Agent in its sole discretion):

(a) if the New Subsidiary is a Domestic Subsidiary that is not an Excluded Subsidiary, cause such New Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a Guaranty Joinder Agreement (or such other document as the Administrative Agent shall reasonably deem appropriate for the purpose of joining such New Subsidiary to the Guaranty); (ii) become a party to the Pledge and Security Agreement by executing and delivering to the Collateral Trustee a Pledge and Security Agreement Joinder (or such other document as the Administrative Agent or the Collateral Trustee shall reasonably deem appropriate for the purpose of joining such New Subsidiary to the Pledge and Security Agreement); (iii) execute and deliver Mortgages with respect to real property (as and to the extent required pursuant to Section 6.14(b)), and such other Security Documents as the Administrative Agent or the Collateral Trustee may request; and (iv) take such actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties a perfected Second Priority security interest in real property (as and to the extent required pursuant to Section 6.14(b)) and the Collateral described in the Pledge and Security Agreement and any other Security Document with respect to such New Subsidiary, including the filing of Mortgages, UCC financing statements, filings related to IP Rights, and such other filings in such jurisdictions as may be required by such Mortgage or the Pledge and Security Agreement or other Security Document or by law or as may be requested by the Administrative Agent or the Collateral Trustee (it being understood and agreed that neither First Wind Holdings nor Apollo Holdings constitutes a Non-Recourse Subsidiary or an Excluded Subsidiary and that the Borrower shall comply (and shall cause its Subsidiaries to comply) with this Section 6.13(a) with respect to First Wind Holdings and Apollo Holdings);

(b) if any one or more Domestic Subsidiaries that own any Equity Interest in such New Subsidiary is not a Non-Recourse Subsidiary and is not at such time a Guarantor (or if any new Subsidiary is formed to hold any Equity Interests in YieldCo, YieldCo Intermediate, YieldCo II or YieldCo II Intermediate (in which case such Subsidiary must be a Domestic Subsidiary)), cause each such Domestic Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a Guaranty Joinder Agreement (or such other document as the Administrative Agent shall reasonably deem appropriate for the purpose of joining such Domestic Subsidiary to the Guaranty); (ii) become a party to the Pledge and Security Agreement by executing and delivering to the Collateral Trustee a Pledge and Security Agreement Joinder (or such other document as the Administrative Agent or the Collateral Trustee shall reasonably deem appropriate for the purpose of joining such Domestic Subsidiary to the Pledge and Security Agreement); (iii) execute and deliver Mortgages with respect to real property (as and to the extent required pursuant to Section 6.14(b)), and such other Security Documents as the Administrative Agent or the Collateral Trustee may request, and (iv) take such actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties a perfected Second Priority security interest in real property (as and to the extent required pursuant to Section 6.14(b)), and the Collateral described in the Pledge and Security Agreement and any other Security Document with respect to such Domestic Subsidiary, including the filing of Mortgages, UCC financing statements, filings related to IP Rights, and such other filings in such jurisdictions as may be required by such Mortgage or the Pledge and Security Agreement or other Security Document or by law or as may be requested by the Administrative Agent or the Collateral Trustee;

(c) if any Equity Interests of the New Subsidiary are owned by the Borrower or any Guarantor that is at such time a party to the Pledge and Security Agreement, cause the Borrower or such Guarantor to provide supplements, schedules and updates to the Pledge and Security Agreement to cause such Equity Interests to be pledged, or confirm the pledge thereof, in accordance with the terms of the Pledge and Security Agreement, and to deliver such filings, certificates, stock powers and other documents, all as are reasonably necessary or desirable to perfect the Second Priority Lien of the Collateral Trustee, for the benefit of the Secured Parties in such Equity Interests; and

(d) in connection with the execution and delivery of any documents required by clauses (a) through (c) above, unless specifically covered by a prior delivery or waived by the Administrative Agent in its reasonable discretion, the New Subsidiary and each other applicable Person shall deliver to the Collateral Trustee documents of the types referred to in Section 4.01(b) (other than Notes) including favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) through (c) above), all in form, content and scope reasonably satisfactory to the Administrative Agent or the Collateral Trustee.

In addition to the foregoing, and notwithstanding any of the foregoing to the contrary, if within one hundred eighty (180) days after completion of a Solar Energy System any Subsidiary that is (x) a Domestic Subsidiary and (y) a Material Subsidiary has not entered into (and is not otherwise restricted by) a Non-Recourse Project Indebtedness transaction, sale-leaseback or loan transaction, purchase and sale agreement or other binding financing or purchase commitment with respect to such Solar Energy System, the Borrower shall promptly inform the Administrative Agent of such fact and such Subsidiary shall at such time constitute a New Subsidiary and shall comply with the requirements of this Section for New Subsidiaries within the times provided above, with the time for such compliance beginning on the 180th day after completion of such Solar Energy System. If any such Subsidiary has become a Guarantor in accordance with this Section and later enters into, or informs the Administrative Agent that it intends to enter into, Non-Recourse Project Indebtedness, a sale-leaseback or loan transaction, purchase and sale agreement or other binding financing or purchase commitment with respect to such Solar Energy System, then the Administrative Agent shall release such Subsidiary from its Guaranty and the Collateral Trustee shall release such Subsidiary from its Security Documents, and the Collateral Trustee shall release the pledge of its Equity Interest by its parent, in each case to the extent the pledge of its Equity Interests or its continuing to be a Guarantor or its grant of a Lien pursuant to the Security Documents would not be permitted by the terms of such Non-Recourse Project Indebtedness, and the Administrative Agent and Collateral Trustee are expressly authorized by the Lenders to take such actions as are necessary to effectuate each such release. Notwithstanding anything herein to the contrary, no Foreign Subsidiary that is a Controlled Foreign Corporation shall become a Guarantor or a Grantor (as defined in the Pledge and Security Agreement).

Notwithstanding anything in this Section 6.13 to the contrary, any Subsidiary (including any Excluded Subsidiary) that Guarantees any Indebtedness permitted pursuant to Section 7.03(g)(i) and (iii), (h), (l) or (u) shall also Guarantee the Obligations pursuant to the terms of this Agreement and the other Loan Documents.

(e) Notwithstanding anything in this Section 6.13 to the contrary, any obligation to deliver certificates evidencing Equity Interests to be pledged, or to deliver stock powers or other documents or to take any other action to establish possession or control over the Collateral by the Collateral Trustee shall be deemed satisfied to the extent that such certificates, documents, or Collateral has been delivered pursuant to Section 6.13 of the First Lien Credit Agreement to the First Lien Agent for the benefit of the First Lien Lenders in accordance with the Intercreditor Agreement.

6.14 Additional Collateral. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (1) any property described in paragraph (b) of this Section 6.14 and (2) any property excluded from the obligation to be made subject to a Lien pursuant to the Security Documents) as to which the Collateral Trustee, for the benefit of the Secured Parties, does not have a perfected Second Priority Lien, promptly (i) execute and deliver to the Collateral Trustee such amendments to the Pledge and Security Agreement or such other documents as the Administrative Agent or Collateral Trustee reasonably deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected Second Priority security interest in such property (subject to Liens permitted under Section 7.01), including the filing of filings with respect to IP Rights (other than any filings in any jurisdiction other than the U.S. to perfect a Lien on any Foreign IP Rights to the extent the cost of obtaining such perfection exceeds the practical benefit to the Lenders afforded thereby (as reasonably determined by the Administrative Agent or the Collateral Trustee)), UCC financing statements, and other filings and in such jurisdictions as may be required by the Pledge and Security Agreement, other Security Documents or by law or as may be requested by the Administrative Agent or the Collateral Trustee.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by any Loan Party (or owned by any Person at the time it becomes a Loan Party), (a) if such Loan Party acquired such real property with the intention to construct a Solar Energy System thereon, but has not yet commenced such construction within six months of such acquisition (unless a longer period is agreed to by the Administrative Agent in its sole discretion), on such six month anniversary of such acquisition or (b) if such Loan Party did not acquire such real property with the intention to construct a Solar Energy System thereon or if such real property is owned by any Person at the time it becomes a Loan Party, within sixty (60) days after the date of acquisition of such real property or the date such Person becomes a Loan Party, unless, in the case of each of clauses (a) and (b), a longer period is granted by Administrative Agent in its sole discretion, (i) execute and deliver a Second Priority Mortgage, in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such real property, (ii) with respect to such real property, deliver to the Administrative Agent and the Collateral Trustee all information, documentation and certifications described in Schedule 6.14(b) hereto, and (iii) deliver to the Administrative Agent and the Collateral Trustee a certificate of a Responsible Officer of Borrower, affirming the representations contained in Section 5.08 with respect to such real property, except that all references to the “Closing Date” contained in Section 5.08 shall instead be construed to refer to the date of delivery of such certificate.

(c) Notwithstanding anything to the contrary, the Borrower and each Loan Party shall be required to make a Second Priority pledge of its Equity Interests in (A) a Non-Recourse Subsidiary unless (and so long as) such pledge of such Equity Interests is prohibited by the terms of any Non-Recourse Project Indebtedness of such Non-Recourse Subsidiary, (B) YieldCo and YieldCo Intermediate (provided; that (1) with respect to the Equity Interests in YieldCo and YieldCo Intermediate that are released from Liens securing obligations under the Existing Margin Loan Agreement on the Closing Date, all actions required by the Administrative Agent or the Collateral Trustee to perfect the Lien of the Collateral Trustee on such Equity Interests shall be taken within the earlier of (x) 30 calendar days (as such period may be extended by the Administrative Agent in its sole discretion) after the Closing Date and (y) the date on which such Lien is perfected by delivery of the certificates evidencing such Equity Interests to the First Lien Agent, and (2) with respect to the Equity Interests in YieldCo and YieldCo Intermediate that constitutes collateral securing the Permitted Seller Notes, such Equity Interests shall be pledged by each applicable Loan Party, and all actions required by the Administrative Agent or the Collateral Trustee to perfect the Lien of the Collateral Trustee on such Equity Interests shall be taken, by the earlier of (x) 30 calendar days (as such period may be extended by the Administrative Agent in its sole discretion) after the release of the applicable Equity Interests from the Liens granted under the Permitted Seller Notes and (y) the date on which such Lien is perfected by delivery of the certificates evidencing such Equity Interests to the First Lien Agent), (C) each of the Loan Party Service Providers, (D) YieldCo II and YieldCo II Intermediate, (E) the Intermediate Holdings, (F) any Warehouse Entity (if any equity interest therein is directly held or owned by Borrower or any Guarantor), (G) First Wind Holdings, and (H) Apollo Holdings and all Equity Interests held by Apollo Holdings. If the Equity Interests in any Non-Recourse Subsidiary have been pledged in accordance with this Section (in each case excluding, for the avoidance of doubt, any Equity Interests in any Loan Party or any Unrestricted Subsidiary, including YieldCo, YieldCo II, YieldCo Intermediate and YieldCo II Intermediate, to which this sentence shall not apply) and such Non-Recourse Subsidiary later enters into, or informs the Administrative Agent that it intends to enter into, Non-Recourse Project Indebtedness, then the Collateral Trustee shall release its Lien on the Equity Interests in such Non-Recourse Subsidiary to the extent the pledge of such Equity Interests would not be permitted by the terms of such Non-Recourse Project Indebtedness, and the Administrative Agent and the Collateral Trustee are expressly authorized by the Lenders to take such actions as are necessary to effectuate each such release. Notwithstanding anything to the contrary, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective to release Liens on the Equity Interests in YieldCo, YieldCo II, YieldCo Intermediate or YieldCo II Intermediate that constitute Collateral in order for such Equity Interests to be provided as collateral securing any Indebtedness (other than Obligations and the First Lien Loan Obligations).

(d) Borrower has informed the Administrative Agent that Computershare Trust Company, N.A., as transfer agent and registrar (together with any other Person acting as the transfer agent and registrar for any Specified Stock Certificate (as hereinafter defined), the “Transfer Agent”), which issues the certificates described in Section 6.14(d) of the First Lien Credit Agreement (collectively, the “Specified Stock Certificates” and each a “Specified Stock Certificate”), will require, in the event a Specified Stock Certificate is lost or destroyed, a posting of a bond in an amount of up to 3% (or such higher amount as may be required by the applicable Transfer Agent from time to time) of the value of the lost or destroyed Specified Stock Certificate for the Transfer Agent to issue a replacement stock certificate. To facilitate the pledging of the Specified Stock Certificates by a delivery thereof to the Collateral Trustee (but not, for the avoidance of doubt, by delivery thereof to the First Lien Agent), the Lenders and the Administrative Agent agree with Borrower that, in the event a Specified Stock Certificate, after being delivered to the Collateral Trustee (but not, for the avoidance of doubt, after being delivered to the First Lien Agent), is lost or destroyed prior to being returned to and received by the Borrower (or the relevant Loan Party), the Administrative Agent will deliver (and the Lenders authorize the Administrative Agent to deliver) such bond to the Transfer Agent following receipt by the Administrative Agent of the payment by each Lender of its pro rata share of the cost of such bond (and each Lender agrees to make such payment within five (5) Business Days of receipt of a written request therefor from the Administrative Agent); provided, that if such loss or destruction is a result of the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment, the Administrative Agent shall reimburse each Lender for the amount so paid by such Lender in respect of such bond.

(e) Notwithstanding anything in this Section 6.14 to the contrary, any obligation to deliver certificates evidencing Equity Interests to be pledged or to deliver stock powers or other documents or to take any other action to establish possession or control over the Collateral by the Collateral Trustee shall be deemed satisfied to the extent that such certificates, documents, or Collateral has been delivered pursuant to Section 6.14 of the First Lien Credit Agreement to the First Lien Agent for the benefit of the First Lien Lenders in accordance with the Intercreditor Agreement.

(f) Notwithstanding anything in this Section 6.14 to the contrary and subject to Section 6.17, except for the Fronting Fee Compensation Account and the funds on deposit therein, which shall not constitute collateral securing the First Lien Loan Obligations, the collateral securing the First Lien Loan Obligations, on the one hand, and the Collateral securing Second Lien Obligations, on the other hand, shall be identical and no Loan Party shall grant or permit any additional Liens on any asset or property to secure any First Lien Loan Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

6.15 Material Contracts. Perform and observe all the terms and provisions of each contract containing material Contractual Obligations, each Borrower/SSL TopCo Agreement, each Borrower/YieldCo Agreement and each Borrower/YieldCo II Agreement (each a “Material Contract”) to be performed or observed by it, maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.16 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Notwithstanding anything to the contrary in this Agreement or in the Security Documents, neither any Loan Party nor any Subsidiary shall have any obligation to perfect Liens in any Foreign IP Rights to the extent the cost of obtaining such perfection exceeds the practical benefit to the Lenders afforded thereby (as reasonably determined by the Administrative Agent).

6.17 Post-Closing Matters. The Borrower shall, and shall cause each other Loan Party to, comply with the requirements set forth on Schedule 6.17 within the time periods set forth therein (as any such period may be extended by the Administrative Agent in its sole discretion).

6.18 Lenders Meetings. The Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each fiscal year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

6.19 Issuance of Warrants. Borrower shall issue Warrants to each Initial Lender (other than the Fronting Arrangers) and each Schedule 2.09 Lender on the Closing Date (each a “Warrant Holder”), for the account of such Warrant Holder or its designee, to purchase the number of shares of the common stock of the Borrower set forth opposite the name of such Person on Schedule 6.19, which number shall correspond to 39,526 shares of common stock of the Borrower per $1,000,000 of Term Loans provided by such Lender. Notwithstanding anything to the contrary in the foregoing, no such issuance shall be required or shall be effective unless and until the Person to whom the Warrant is to be issued pursuant to this Section 6.19 countersigns the applicable Warrant (thereby making the representations set forth in the form of Warrant attached as Exhibit B hereto). For U.S. federal income tax purposes, the Term Loans to be held by the Warrant Holders, together with the Warrants, shall be treated as an investment unit, and the “issue price” of the Term Loans shall be determined by the Borrower (in consultation with the Administrative Agent) based on the relative fair market values of the Term Loans and the Warrants on the “issue date”. For purposes of the preceding sentence, the issue date shall be the first date on which a substantial amount of the Term Loans are in good faith believed by the Borrower to be sold to persons other than bond houses, brokers or similar organizations acting in the capacity of underwriters, placement agents or wholesalers. The Borrower will provide any information reasonably requested from time to time by the Administrative Agent or any Lender regarding the original issue discount associated with any Term Loans for U.S. federal income tax purposes.

6.20 Management Services and Operation and Maintenance Service Providers. In the event that the Borrower or any Subsidiary provides management services or operations and maintenance services for one or more solar projects in the continental United States, direct the applicable counterparty under such management services agreement or operations and maintenance agreement to pay all amounts owed to such service provider into an account of a Loan Party Service Provider that has been pledged to the Administrative Agent as security for the Obligations and is subject to a control agreement pursuant to the Security Documents; provided, that Borrower shall be afforded forty-five (45) days following the Closing Date to cause compliance with the foregoing with respect to any management services or operations and maintenance services being provided prior to the Closing Date.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Material Subsidiary (in the case of Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.08, 7.09, 7.12, 7.13 and 7.15) or Subsidiary (in the case of Sections 7.06, 7.07, 7.10, 7.14, 7.16 and 7.17) to:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens in favor of the Administrative Agent for the benefit of Secured Parties granted pursuant to Section 2.09(b) and (ii) Liens in favor of the Collateral Trustee for the benefit of Secured Parties granted pursuant to any Security Document securing the Second Lien Obligations;

(b) Liens existing on the Closing Date (x) listed on Schedule 7.01 or (y) that do not secure or benefit obligations in excess of $287,500 individually or $11,500,000 in the aggregate, and any renewals or extensions of any of the foregoing; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except, in the case of Liens listed on Schedule 7.01, as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed other than in connection with a transaction permitted by Section 7.04, and (iv) in the case of Liens listed on Schedule 7.01, any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary, and which are (i) not overdue for a period of more than thirty (30) days after the Borrower or any Subsidiary obtained actual knowledge of such Lien or (ii) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) Liens (including pledges or deposits) to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(f) deposits to secure the performance of bids, trade contracts, solar incentive reservations, utility queue interconnection positions and leases (in each case not constituting Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, either individually or in the aggregate, would not reasonably be expected to (i) have a Material Adverse Effect, (ii) cause a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries, considered as an entirety, as currently conducted or (iii) materially detract from the value of any material real property;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and any interest or title of a lessor under any lease not in violation of this Agreement;

(j) Liens arising from the rights of lessors under leases (including sale and leaseback transactions and financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

(k) rights of setoff imposed by Law upon deposit of cash or securities in favor of banks, securities intermediaries, commodities intermediaries, brokers or dealers incurred in the ordinary course of business and accounts maintained with such banks, securities intermediaries, commodities intermediaries, brokers or dealers and the cash or securities in such accounts;

(l) (A) Liens securing Indebtedness permitted under Section 7.03(f)(i); provided that such Liens do not at any time encumber any property other than the property of the applicable Non-Recourse Subsidiary owing such Indebtedness and/or Non-Recourse Subsidiaries that own and/or operate completed Solar Energy Systems and/or develop or construct one or more Solar Energy Systems financed or refinanced by such Indebtedness and the Equity Interests in Non-Recourse Subsidiaries and (B) Liens securing Indebtedness permitted under Section 7.03(f)(ii) and 7.03(i); provided that, in the case of this part (B), (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(m) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower in a transaction permitted hereby; provided that (i) such Liens were not created in contemplation of such merger, consolidation or Investment and (ii) no such Liens extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

(n) any Lien securing Indebtedness of a Foreign Subsidiary permitted by Section 7.03(g)(ii) so long as the aggregate outstanding principal amount of such Indebtedness secured by such Liens does not at any time exceed $48,000,000 less the amount of Indebtedness of Foreign Subsidiaries secured by Liens permitted by clause (m) above;

(o) licenses of intellectual property, including patents, copyrights and trademarks held by the Borrower or any of its Subsidiaries, not securing Indebtedness and not interfering in any material respect with the business of Borrower and its Subsidiaries, taken as a whole;

(p) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(q) Liens securing Indebtedness permitted by Section 7.03(m) as long as (i) such Liens secure such Indebtedness on a senior basis to the Liens securing Obligations and on a pari passu basis with Liens securing First Lien Loan Obligations, in each case pursuant to the terms of the Intercreditor Agreement, (ii) no such Liens are on any property or assets of Borrower or any Subsidiary other than the Collateral, and (iii) the holders of such Indebtedness (or their representative) shall become a party to the Intercreditor Agreement;

(r) Liens on a Non-Recourse Subsidiary’s Equity Interests or assets of such Non-Recourse Subsidiary securing seller’s repurchase rights granted by the Borrower or a Subsidiary to a seller of such Non-Recourse Subsidiary in connection with an acquisition agreement for the acquisition by the Borrower or a Subsidiary of such Non-Recourse Subsidiary pursuant to which Permitted Deferred Acquisition Obligations are incurred;

(s) Liens granted to a buyer (who is not an Affiliate of the Borrower) of (i) renewable energy credits from a Governmental Authority, (ii) performance-based incentives from a public utility or (iii) similar credits and incentives generated by the operation of Solar Energy Systems, in each case by a Loan Party on such Loan Party’s rights and benefits under a purchase agreement pursuant to which such Loan Party purchased such credits and incentives from a Non-Recourse Subsidiary that generated them;

(t) Liens securing Indebtedness permitted under Section 7.03(t) and subject to the Intercreditor Agreement;

(u) [Reserved];

(v) [Reserved];

(w) Liens securing Specified Convertible Bond Exchange Refinancing as long as (i) such Liens secure such Indebtedness on a junior basis to the Liens securing the Obligations and on a junior basis to Liens securing First Lien Loan Obligations, in each case pursuant to the terms of an Intercreditor Agreement (as amended and restated in form and substance reasonably satisfactory to the Required Lenders to include such Liens as “silent” third-lien ranking Liens), (ii) no such Liens are on any property or assets of the Borrower or any Subsidiary other than the Collateral, and (iii) the holders of such Indebtedness (or their representative) become a party to the Intercreditor Agreement; and

(x) additional Liens so long as the aggregate amount secured by such Liens is not in excess of $45,000,000.

7.02 Investments. Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

(b) advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $6,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(d) (i) Investments by the Borrower and its Subsidiaries outstanding on the First Lien Closing Date and set forth on Schedule 7.02, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, and (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 7.03;

(g) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, if such purchase or other acquisition is of the Equity Interest, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(g):

(i) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.13, if applicable;

(ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

(iii) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(iv) such purchase or other acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Person or the Person whose Equity Interests are to be acquired, unless all of the Lenders specifically approve or consent to such purchase or other acquisition in writing;

(v) with respect to each such purchase or other acquisition for which (x) the Acquisition Consideration equals or exceeds $28,750,000 or (y) the Acquisition Consideration, together with the Acquisition Consideration of all such purchases or other consummated prior thereto, equals or exceeds $86,250,000:

(A) immediately after giving effect to such purchase or other acquisition, the pro forma Consolidated Leverage Ratio, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, shall not be greater than a ratio 1.725 lower than the Consolidated Leverage Ratio required at such time by Section 7.11(a); and

(B) immediately after giving effect to such purchase (or other acquisition, in addition to compliance with subpart (A) above), the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (such compliance to be determined on the basis of the Liquidity Amount as of the date of measurement);

(vi) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and

(vii) at least ten (10) Business Days (or such shorter period as the Administrative Agent may agree) prior to the date on which any such purchase or other acquisition to which clause (v) applied, the Borrower shall have delivered to the Administrative Agent and each Lender (x) a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in clauses (v) and (vi) above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and setting forth in reasonable detail the calculations of the Consolidated Leverage Ratio required by clause (v)(A) above and the minimum Liquidity Amount test required by clause (v)(B) above, and (y) audited (or, if the same are unavailable, unaudited) financial statements for the acquired businesses for the most recent fiscal year;

(h) Investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other Investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i) Investments in EverStream Solar Infrastructure Fund I LP made (x) prior to the Closing Date and (y) subsequent to the Closing Date in an aggregate amount not to exceed $10,800,000;

(j) Investments in Persons who are party to a Solar Project Contractual Obligation with a Subsidiary or Controlled Person; provided that such Investments shall be limited to the amount of scheduled payments payable by such Person to such Subsidiary or Controlled Subsidiary pursuant to such Solar Project Contractual Obligation;

(k) other Investments in Solar Energy Systems and Persons engaged in designing, developing, constructing, operating and owning Solar Energy Systems;

(l) Investments in Swap Contracts permitted under Section 7.03;

(m) Investments in any 2018 Convertible Notes Bond Hedge Transaction, any 2021 Convertible Notes Bond Hedge Transaction, any 2020 Convertible Notes Bond Hedge Transaction, any 2022 Convertible Notes Call Transaction, any 2023 Convertible Notes Call Transaction, any 2025 Convertible Notes Call Transaction and any Permitted Refinancing Hedge Transaction;

(n) (i) Cash Investments in YieldCo and YieldCo Intermediate in an aggregate amount not to exceed $120,000,000 as long as the proceeds of such Cash Investments are not used by YieldCo to fund any dividends, (ii) contributions of Non-Recourse Subsidiaries owning and operating Alternative Fuel Energy Systems and products related thereto and components thereof to the capital of YieldCo Intermediate, (iii) Cash Investments in YieldCo II and YieldCo II Intermediate in an aggregate amount not to exceed $120,000,000 as long as the proceeds of such Cash Investments are not used by YieldCo II to fund any dividends, (iv) contributions of Non-Recourse Subsidiaries owning and operating Alternative Fuel Energy Systems and products related thereto and components thereof to the capital of YieldCo II or YieldCo II Intermediate, (v) Investments pursuant to the Interest Payment Agreement referenced in clause (i) of the definition of “Borrower/YieldCo Agreements” in an aggregate amount not to exceed $57,600,000 (plus interest on any Overdue Amount (as defined in such Interest Payment Agreement) in accordance with Section 3 of such Interest Payment Agreement) during the term of this Agreement and (vi) Investments pursuant to the Interest Payment Agreement referenced in clause (i) of the definition of “Borrower/YieldCo II Agreements” in an aggregate amount not to exceed $75,600,000 (plus interest on any Overdue Amount (as defined in such Interest Payment Agreement) in accordance with Section 3 of such Interest Payment Agreement) during the term of this Agreement;

(o) without limiting Section 7.02(cc), Investments in joint ventures or other business combinations formed for the purpose of manufacturing, selling, purchasing, or distributing polysilicon, crystal, or modules, or for the purpose of manufacturing, selling, purchasing or distributing wafers, cells, modules, trackers, inverters, and other balance-of-system components (“Poly/Crystal/Module JV”), which Investments in any such Poly/Crystal/Module JV shall be funded solely with the proceeds received after the Closing Date from the sale or licensing of the Borrower’s or a Subsidiary’s IP Rights permitted to be sold or licensed hereunder to a Person (other than the Borrower or Subsidiary) that is a joint venture partner in such Poly/Crystal/Module JV, and/or the proceeds received after the Closing Date from the sale of the Borrower’s or any Subsidiary’s proprietary equipment to such Poly/Crystal/Module JV (it being understood and agreed that the proceeds of such sales or licensing to a joint venture partner of such Poly/Crystal/Module JV and the proceeds of such sale of proprietary equipment to such Poly/Crystal/Module JV shall be used only to make Investments in such Poly/Crystal/Module JV and no other joint venture or business combination, unless such proceeds received after the Closing Date are received in cash by the Borrower or its Subsidiaries and are otherwise permitted to be Invested under Section 7.02(cc));

(p) Borrower may make payments required to be made by the Borrower pursuant to the terms of any of the Borrower/SSL TopCo Agreements;

(q) Investments in SMP in an aggregate amount not to exceed $42,000,000;

(r) to the extent constituting an Investment, Guarantees by the Borrower or any of its Subsidiaries of Contractual Obligations of Warehouse Entities; provided, that the operations, development and construction activities of such Warehouse Entities are controlled directly or indirectly by the Borrower or any of its subsidiaries (but not controlled directly or indirectly by YieldCo, YieldCo Intermediate, YieldCo II, YieldCo Intermediate or any of their subsidiaries) (in each case excluding Contractual Obligations for borrowed money) under power purchase agreements, renewable energy credit purchase contracts, tax indemnities, operation and maintenance agreements, development contracts, construction contracts, management services contracts, warranties, and other similar ordinary course contracts entered into in connection with such Person owning, operating, developing or constructing (but not financing) one or more Solar Energy Systems; provided such Guarantees remain in effect only for so long as such Solar Energy System is owned by the Warehouse Entity, and otherwise promptly terminated at the time such Solar Energy System is sold or transferred from the Warehouse Entity;

(s) the Apollo Acquisition as long as, on or prior to the date of the consummation of the Apollo Acquisition, the Borrower has disclosed to the Lenders in writing the SSC Cap (as defined below) and delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower attaching a copy of the Apollo Sponsor Support Agreement and certifying that such copy is a true, correct and complete copy of the Apollo Sponsor Support Agreement;

(t) the Hurricane Acquisition;

(u) the contribution or deposit of the Specified TERP Common Stock to or with the Seller Note SPV as long as the total number of shares constituting Class A TERP Common Stock so contributed or deposited (after giving effect, for purposes of this calculation, to the conversion of all pairs of Class B shares and Class B units constituting the Specified TERP Common Stock which together are convertible into such Class A TERP Common Stock) does not exceed 25% of the aggregate number of all shares of Class A TERP Common Stock held or owned by the Borrower as of November 17, 2014 (after giving effect, for purposes of this calculation, to the conversion of all pairs of Class B shares and Class B units held or owned by the Borrower and its Subsidiaries in TerraForm Power, Inc. and TerraForm Power, LLC, respectively, which together are convertible into such Class A TERP Common Stock, and subject to adjustment for any subdivision or combination of any such Specified TERP Common Stock);

(v) the unsecured Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the Seller Note SPV under the Permitted Seller Notes and capital contributions (whether in the form of cash or Specified TERP Common Stock or otherwise) to the Seller Note SPV to the extent necessary for the Seller Note SPV to make required payments and deliveries pursuant to the indenture governing the Permitted Seller Notes;

(w) [Reserved];

(x) [Reserved];

(y) [Reserved];

(z) [Reserved];

(aa) to the extent constituting an Investment, the direct or indirect capital contribution or transfer by the Borrower of the SUNE Residential Portfolio to Apollo;

(bb) capital contributions and/or loans pursuant to and in accordance with the Apollo Sponsor Support Agreement to one or more Apollo Subs in an aggregate amount not to exceed a dollar amount disclosed to the Lenders by the Borrower in writing on or prior to the date of the consummation of the Apollo Acquisition (the “SSC Cap”) during the term of this Agreement; and

(cc) other Investments not exceeding $143,750,000 in the aggregate outstanding at any time.

Notwithstanding anything to the contrary, neither the Borrower nor any Subsidiary may make any Investments in any Unrestricted Subsidiary other than Investments permitted by Sections 7.02(n), 7.02(p), 7.02(r), 7.02(u), 7.02(v), 7.02(y), 7.02(aa), 7.02(bb) or 7.02(cc).

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) (i) Indebtedness under the Loan Documents, (ii) Indebtedness evidenced by the Second Lien Convertible Notes (and any Indebtedness (the “Second Lien Convertible Refinancing Debt”) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, the then existing Indebtedness evidenced by the Second Lien Convertible Notes or the then existing Second Lien Convertible Refinancing Debt (the “Second Lien Convertible Refinanced Debt”); provided that the Second Lien Convertible Refinancing Debt shall not have a greater principal amount than the principal amount of the Second Lien Convertible Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the Second Lien Convertible Refinanced Debt and the Second Lien Convertible Refinancing Debt and (iii) Other Pari Passu Lien Debt; provided, that the aggregate outstanding principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (iii) shall not exceed at any time $950,000,000 (plus the principal amount of any Indebtedness incurred under Section 2.14 hereof);

(b) Indebtedness outstanding on the Closing Date and listed on Part C of Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor (including any Guarantees by any Subsidiaries) with respect thereto is not changed other than in connection with a transaction permitted by Section 7.04 between and among Subsidiaries, none of which are Guarantors, or all of which are Guarantors, prior to such transaction, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees outstanding on the First Lien Closing Date and listed on Part A of Schedule 7.03 or incurred after the First Lien Closing Date of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary; provided that (i) the aggregate outstanding amount of Indebtedness (other than Specified Surety Bonds) of a Subsidiary that is not a Loan Party that is Guaranteed by the Borrower or any other Loan Party after the First Lien Closing Date shall not exceed $60,000,000 at any time, and (ii) this subpart (c) shall not permit any Guarantee by the Borrower or any Subsidiary of any Indebtedness permitted by Section 7.03(b), 7.03(h) or 7.03(l), which such Indebtedness (and the Guarantees thereof) shall be governed solely by Section 7.03(b), 7.03(h) or 7.03(l), as applicable;

(d) Indebtedness of a Subsidiary of the Borrower or SSL TopCo owed to the Borrower or a Subsidiary of the Borrower; provided (i) all such Indebtedness (other than Indebtedness of a Subsidiary of the Borrower that is not a Loan Party owing to another Subsidiary that is not a Loan Party) shall be evidenced by the Intercompany Note, and, if owed to a Loan Party, shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness (other than Indebtedness of a Subsidiary of the Borrower that is not a Loan Party owing to another Subsidiary that is not a Loan Party) shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note, (iii) any payment by any such Subsidiary that is a Guarantor under any guarantee of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) such Indebtedness is permitted as an Investment under Section 7.02;

(e) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly managing or mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(f) so long as no Default or Event of Default exists or would result from the incurrence, creation or existence thereof, Indebtedness in respect of (i) Non-Recourse Project Indebtedness of a Non-Recourse Subsidiary, and (ii) capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(l) (A) outstanding on the Closing Date and listed on Part B of Schedule 7.03 or (B) incurred after the Closing Date in an aggregate amount (for all Indebtedness described in this subpart (ii)(B)) at any one time outstanding not to exceed $90,000,000;

(g) Indebtedness not otherwise permitted by the foregoing clauses or clause (h) below incurred by any Subsidiary, including Indebtedness of any Person that becomes a Subsidiary of the Borrower after the Closing Date in accordance with the terms of Section 7.02(g) (so long as such Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower and was not incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower), in an aggregate principal amount at any time outstanding not to exceed:

(i) with respect to all Domestic Subsidiaries, $39,000,000;

(ii) with respect to all Foreign Subsidiaries, the sum of (x) $39,000,000 plus (y) an additional $39,000,000 incurred or outstanding solely with respect to trade letters of credit, bankers’ acceptances, bank guaranties and similar instruments in the ordinary course of business; and

(iii) with respect to all Subsidiaries, an additional $39,000,000 of unsecured Indebtedness (in addition to the limits set forth in subclauses (g)(i) and (g)(ii) above) of any Person that becomes a Subsidiary of the Borrower after the Closing Date in accordance with the terms of Section 7.02(g) (so long as such Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower and was not incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower);

(h) unsecured Indebtedness of the Borrower, so long as (A) immediately before and immediately after giving pro forma effect to any such Indebtedness, no Default shall have occurred and be continuing, (B) immediately after giving pro forma effect to any such Indebtedness, the pro forma Consolidated Leverage Ratio, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby and remained outstanding, shall be less than or equal to 3.00 to 1.00, (C) no such Indebtedness shall be guaranteed by any Subsidiary of the Borrower, (D) such Indebtedness shall have a maturity date not earlier than a date that is one hundred eighty (180) days after the Maturity Date, (E) such Indebtedness shall be subject to financial and other covenants, if any, that are no more restrictive than the covenants contained in this Agreement, and (F) the terms and conditions of such Indebtedness are otherwise reasonably satisfactory to the Administrative Agent; provided that the pro forma Consolidated Leverage Ratio test specified in clause (B) above shall not apply to Specified Indebtedness in an aggregate principal amount of up to $300,000,000, and in lieu thereof, (x) the Borrower shall be required to be in pro forma compliance with the Consolidated Leverage Ratio test specified in Section 7.11(a) (determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b)) and (y) the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(i) so long as no Default or Event of Default exists or would result from the incurrence, creation or existence thereof, (i) Indebtedness in respect of capital leases, in connection with a power purchase agreement with Duke Energy Carolinas, LLC, to a Subsidiary of Sun Edison for fixed or capital assets within the limitations set forth in Section 7.01(l) in an aggregate amount at any one time outstanding not to exceed $52,737,857.00, and any refinancings, refundings, renewals or extensions thereof and (ii) Guarantees by the Borrower in respect of such Indebtedness; provided that (A) the Indebtedness permitted by this clause (i) shall be governed solely by this clause, notwithstanding the applicability of other clauses to the Indebtedness permitted hereby and (B) with respect to any refinancings, refundings, renewals or extensions (1) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (2) the direct obligor is not a Loan Party and (3) the terms relating to principal amount, amortization, maturity, and collateral (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extended Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(j) Indebtedness in the form of unsecured Performance Letters of Credit that do not constitute Letters of Credit in an aggregate amount at any time outstanding, when added to all other Performance Guaranties, not to exceed the Performance Guaranty Limit;

(k) Guarantees and other Indebtedness in respect of Specified Surety Bonds;

(l) (A) unsecured Indebtedness of the Borrower under the 2018 Convertible Senior Notes, in aggregate principal amount not to exceed $600,000,000 (which amount shall be reduced on or about the date of the issuance of the 2023 Convertible Senior Notes and the 2025 Convertible Senior Notes by an amount not to exceed, together with the reduction of the principal amount of the 2021 Convertible Senior Notes referenced in clause (B) below, $700,000,000 in the aggregate for both the 2018 Convertible Senior Notes and the 2021 Convertible Senior Notes) and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2018 Refinancing Convertible Bond Indebtedness”), (B) unsecured Indebtedness of the Borrower under the 2021 Convertible Senior Notes, in aggregate principal amount not to exceed $600,000,000 (which amount shall be reduced on or about the date of the issuance of the 2023 Convertible Senior Notes and the 2025 Convertible Senior Notes by an amount not to exceed, together with the reduction of the principal amount of the 2018 Convertible Senior Notes referenced in clause (A) above, $700,000,000 in the aggregate for both the 2018 Convertible Senior Notes and the 2021 Convertible Senior Notes), and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2021 Refinancing Convertible Bond Indebtedness”), (C) unsecured Indebtedness of the Borrower under the 2020 Convertible Senior Notes, in aggregate principal amount not to exceed $600,000,000, and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2020 Refinancing Convertible Bond Indebtedness”), (D) unsecured Indebtedness of the Borrower under the 2022 Convertible Senior Notes, in aggregate principal amount not to exceed $500,000,000, and any refinancings, refundings, renewals or extensions thereof (including any

Convertible Bond Indebtedness that is a refinancing thereof, the “2022 Refinancing Convertible Bond Indebtedness”), (E) unsecured Indebtedness of the Borrower under the 2023 Convertible Senior Notes, in aggregate principal amount not to exceed $500,000,000 and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2023 Refinancing Convertible Bond Indebtedness”), (F) unsecured Indebtedness of the Borrower under the 2025 Convertible Senior Notes, in aggregate principal amount not to exceed $500,000,000 and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2025 Refinancing Convertible Bond Indebtedness”); and (G) unsecured Indebtedness of the Borrower under the Apollo Permitted Seller Notes, in aggregate principal amount not to exceed $350,000,000 and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “Apollo Permitted Seller Notes Refinancing Convertible Bond Indebtedness”; and together with the 2018 Refinancing Convertible Bond Indebtedness, the 2020 Refinancing Convertible Bond Indebtedness, the 2021 Refinancing Convertible Bond Indebtedness, the 2022 Refinancing Convertible Bond Indebtedness, the 2023 Refinancing Convertible Bond Indebtedness and the 2025 Refinancing Convertible Bond Indebtedness, the “Refinancing Convertible Bond Indebtedness”); provided that in the case of any refinancings, refundings, renewals or extensions of Indebtedness described in any of the foregoing clauses (A), (B), (C), (D), (E), (F) or (G) (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (ii) no Subsidiary of the Borrower (or, for the avoidance of doubt, any Unrestricted Subsidiary) shall be a direct or contingent obligor (including any Guarantees by any Subsidiaries) or pledgor of assets, and (iii) the terms relating to principal amount, amortization, maturity, and other material terms taken as a whole, of any such Indebtedness refinancing, refunding, renewing or extending the applicable Convertible Senior Notes, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the applicable Convertible Senior Notes (it being understood that differences between the conversion rate of the applicable Convertible Senior Notes and the conversion rate of any applicable Refinancing Convertible Bond Indebtedness shall not be deemed to be less favorable in any material respect to the Loan Parties or the Lenders), such refinancing, refunding, renewing or extending Indebtedness shall be unsecured (unless constituting Specified Convertible Bond Exchange Refinancing), and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; provided, further that, notwithstanding anything to the contrary in the preceding proviso, in the case of any refinancing, refundings, renewals or extensions of any Convertible Senior Notes (other the Apollo Permitted Seller Notes) effected through a cashless exchange (other than with respect to closing fees and expenses), any such refinancing, refunding, renewal or extension shall only be permitted to the extent constituting a Specified Convertible Bond Exchange Refinancing (it being understood and agreed that no refinancing, refundings, renewals or extensions of the Apollo Permitted Seller Notes effected through a cashless exchange shall constitute a Specified Convertible Bond Exchange Refinancing). No Convertible Senior Notes shall be guaranteed by any Subsidiary of a Loan Party other than such Subsidiaries that are Guarantors of the Obligations;

(m) Indebtedness of Borrower and/or one or more of its Subsidiaries under one or more letter of credit facilities as long as the aggregate face amount of letters of credit issued under all such facilities does not exceed $180,000,000 and Borrower’s and its Subsidiaries’ obligations under such letters of credit (including their obligation to cash collateralize such letters of credit) does not exceed 105% of the face amount of the outstanding letters of credit issued pursuant to such facilities;

(n) [Reserved];

(o) [Reserved];

(p) the unsecured Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the Seller Note SPV under the Permitted Seller Notes;

(q) Indebtedness under the 313 Facility, so long as (A) such Indebtedness is not borrowed or guaranteed by any Person other than the Loan Parties and (B) such Indebtedness shall have a maturity date not earlier than a date that is one hundred eighty (180) days after the Maturity Date;

(r) [reserved];

(s) the unsecured Indebtedness of the Borrower incurred pursuant to the Apollo TERP Note in an aggregate principal amount not to exceed $120,000,000;

(t) (i)(A) Indebtedness under the First Lien Credit Agreement and (B) Related Credit Arrangements (as defined in the First Lien Credit Agreement (as in effect on the Closing Date) including any defined terms used therein) to the extent related to Indebtedness under clause (i)(A) of this Section 7.03(t), and (ii) any Indebtedness (the “First Lien Refinancing Debt”) substantially similar to the Indebtedness under the First Lien Credit Agreement (as in effect on the Closing Date) incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, the then existing Indebtedness under the First Lien Credit Agreement or the then existing First Lien Refinancing Debt (the “First Lien Refinanced Debt”); provided, however, that (x) the aggregate principal amount of Indebtedness under this Section 7.03(t) outstanding at any time shall not exceed $800,000,000 plus the amount of any Related Credit Arrangements otherwise permitted under this Section 7.03(t), (y) Indebtedness under this Section 7.03(t) shall not include any Indebtedness other than (a)(i) reimbursement obligations in respect of letters of credit or bankers’ acceptances issued for the same purposes as permitted under the First Lien Credit Agreement (as in effect on the Closing Date) and loans extended under the First Lien Credit Agreement or First Lien Refinancing Debt, as the case may be, in respect of reimbursement obligations resulting from drawings under such letters of credit or bankers’ acceptances and (ii) bonds or term loans the proceeds of which are used to cash collateralize or otherwise pre-fund letters of credit or bankers’ acceptances issued for the same purposes as permitted under the First Lien Credit Agreement (as in effect on the Closing Date), and (b) Related Credit Arrangements (as defined in the First Lien Credit Agreement (as in effect on the Closing Date) including any defined terms used therein) to the extent related to Indebtedness under clause (y)(a)(i) of this proviso, and (z)(a) the aggregate undrawn face amount of letters of credit and bankers’ acceptances outstanding at any time under the First Lien Credit Agreement or First Lien Refinancing Debt, as the case may be, that constitute Credit Agreement Non-Performance LC/BAs (as defined in the First Lien Credit Agreement (as in effect on the Closing Date)) shall not (I) at any time from and including March 31, 2016 to and excluding June 30, 2016, exceed an amount equal to $200,000,000 and (II) at any time on and after June 30, 2016, exceed an amount equal to $120,000,000, in each case, unless the amounts in excess thereof are cash collateralized in full, and (b) except as provided in clause (z)(a) of this proviso, each such other letter of credit and bankers’ acceptance shall constitute a Credit Agreement Performance LC/BA (as defined in the First Lien Credit Agreement (as in effect on the Closing Date)); and provided, further, that the First Lien Refinancing Debt shall not have a greater principal amount than the then outstanding aggregate principal amount of the First Lien Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing principal amount of the First Lien Refinanced Debt; and

(u) other Indebtedness in an amount not to exceed $60,000,000 at any one time outstanding.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary that is a Guarantor is merging with a Subsidiary that is not a Guarantor, the continuing or surviving Person shall either be the Guarantor or a Domestic Subsidiary that is not an Excluded Subsidiary and such Person (and, if applicable, its Domestic Subsidiaries) shall have immediately complied with the provisions of Section 6.13 (without regard to the time limits otherwise set forth therein) prior to or at the time of consummation of such transaction;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary that is a Guarantor, then the transferee must be the Borrower, another Subsidiary that is a Guarantor, or a Domestic Subsidiary that is not an Excluded Subsidiary and such Person (and, if applicable, its Domestic Subsidiaries) shall have immediately complied with the provisions of Section 6.13 (without regard to the time limits otherwise set forth therein) prior to or at the time of consummation of such Disposition;

(c) the Borrower and its Subsidiaries may enter into such mergers, consolidations, amalgamations and similar transactions as are reasonably necessary to consummate (i) a purchase or other acquisition permitted by, and made in accordance with the terms of, Section 7.02(g) or (ii) the Apollo Acquisition; provided that if in any such transaction a Guarantor will be merged with or into any other Person, such Person shall be a Domestic Subsidiary that is not an Excluded Subsidiary and such Person (and, if applicable, its Domestic Subsidiaries) shall have immediately complied with the provisions of Section 6.13 (without regard to the time limits otherwise set forth therein) prior to or at the time of consummation of such transaction; and

(d) the Borrower and its Subsidiaries may make Dispositions permitted by Section 7.05 (other than Section 7.05(e)).

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of (i) surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, and (ii) machinery and equipment from the Borrower or a Subsidiary to the Borrower or a Subsidiary in the ordinary course of business in connection with the management of the manufacturing facilities and operations of the Borrower and its Subsidiaries;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or by the Borrower or any Subsidiary to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor or the Borrower, the transferee must be the Borrower, another Subsidiary that is a Guarantor, or a Domestic Subsidiary that is not an Excluded Subsidiary, and such Person (and, if applicable, its Domestic Subsidiaries) shall have complied with the provisions of Section 6.13 (without regard to the time limits otherwise set forth therein) prior to or at the time of consummation of such Disposition;

(e) Dispositions permitted by Section 7.04 (other than Section 7.04(d));

(f) (A) Disposition of Excluded Assets described in clause (i) of the defined term “Excluded Assets” to the extent each such Disposition is in the ordinary course of business and (B) Disposition of Excluded Assets described in clause (iv) of the defined term “Excluded Assets” to the extent each such Disposition is in the ordinary course of business;

(g) Dispositions of (i) any property, land or building (including any related receivables or other intangible assets) of the Borrower or any Subsidiary to any Person which is not a Subsidiary of the Borrower, or (ii) the entire capital stock (or other Equity Interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any Person which is not a Subsidiary of the Borrower (including by merger or consolidation with a Person which is not a Subsidiary of the Borrower); provided that: (A) the consideration for such Disposition represents fair market value for such Disposition; (B) in the case of any such Disposition involving consideration in excess of $60,000,000, at least five (5) Business Days prior to the date of completion of such Disposition the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed on behalf of the Borrower by a Responsible Officer, which certificate shall contain (1) a description of the proposed Disposition, the date such Disposition is scheduled to be consummated, the estimated purchase price or other consideration for such Disposition, (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such Disposition, (3) (if requested by the Administrative Agent) a certified copy of the draft or definitive documentation pertaining thereto and (4) a reasonably detailed calculation demonstrating compliance with subpart (C) below and that immediately after giving effect to such Disposition, (x) the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Disposition had been consummated as of the first day of the fiscal period covered thereby) and (y) the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement); and (C) the aggregate amount of all assets Disposed of pursuant to this Section 7.05(g) during any fiscal year of the Borrower shall not have contributed more than 10% of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended fiscal year; and

(h) (i) [reserved];

(ii) [reserved];

(iii) (A) Dispositions of YieldCo Intermediate to YieldCo and (B) Dispositions of other Non-Recourse Subsidiaries owning and operating Alternative Fuel Energy Systems and products related thereto and components thereof to YieldCo or YieldCo Intermediate;

(iv) [reserved]; and

(v) (A) Dispositions of YieldCo II Intermediate to YieldCo II and (B) Dispositions of other Non-Recourse Subsidiaries owning and operating Alternative Fuel Energy Systems and products related thereto and components thereof to YieldCo II or YieldCo II Intermediate;

(i) Dispositions of the Sherman Real Estate;

(j) [reserved];

(k) [reserved];

(l) to the extent constituting a Disposition, the contribution or deposit of the Specified TERP Common Stock to or with the Seller Note SPV permitted by Section 7.02(u);

(m) [reserved];

(n) the Apollo TERP Sale; provided, that the entire consideration for such Disposition is paid in Cash and by issuance of the Apollo TERP Note; and

(o) to the extent constituting a Disposition, the direct or indirect contribution or transfer by the Borrower of the SUNE Residential Portfolio to Apollo or its subsidiaries; provided that any Disposition pursuant to this Section 7.05 (other than pursuant to clauses (l), (m) and (o) of this Section 7.05) shall be for fair market value (as determined by the Borrower in its reasonable judgment). Notwithstanding anything herein or in any other Loan Document to the contrary, (I) the Borrower shall not, nor shall it permit any Subsidiary to, Dispose or enter into any agreement to Dispose (including, without limitation, to any Affiliates), (A) any Equity Interest in YieldCo or YieldCo Intermediate (and shall not be permitted to convert, exchange or otherwise transfer one class of Equity Interests for another class of Equity Interests in YieldCo or YieldCo Intermediate), (B) any Equity Interest in YieldCo II or YieldCo II Intermediate, or (C) (i) any Equity Interest in any the Loan Party Service Provider or (ii) otherwise Dispose or enter into any agreement to Dispose (including, without limitation, by way of an assignment thereof) of the management services or operation and maintenance services business of any Loan Party Service Provider; provided, however, that notwithstanding the foregoing, in each case of the foregoing clause (C)(ii), each Loan Party Service Provider and its applicable subsidiaries shall be permitted to (x) collaterally assign any management service agreement or operations and maintenance agreement to the Collateral Trustee as security for the Second Lien Obligations and to the First Lien Agent as security for the First Lien Loan Obligations, (y) enter into subcontracts in the ordinary course of business to perform its management services and operation and maintenance services business and (z) Dispose of management services and operation and maintenance services contracts associated with the Disposition of Solar Energy Systems to the extent such Solar Energy Systems are Disposed of in accordance with this Agreement and (II) the Borrower shall not, nor shall it permit any Subsidiary to, vote for any Disposition of, or enter into any agreement to Dispose (including, without limitation, to any Affiliates), any Designated IPP Assets.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (other than in the case of subsection (a) below), so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) Any Subsidiary of Borrower may declare and pay dividends or make other distributions ratably to its equity holders;

(b) (i) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person and (ii) the Borrower may make other non-cash payments solely in the Equity Interests (other than the Specified Disqualified Equity Interests) in the Borrower;

(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) the Borrower may make Restricted Payments pursuant to and in accordance with its stock option, stock purchase and other benefit plans of general application to management, directors or other employees of the Borrower and its Subsidiaries, as adopted or implemented in the ordinary course of the Borrower’s business;

(e) to the extent any cash payment and/or delivery of the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) by the Borrower in satisfaction of its conversion obligation or obligations to purchase notes for cash under (A) the 2018 Convertible Senior Notes Indenture, the 2021 Convertible Senior Notes Indenture, the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, the 2025 Convertible Senior Notes Indenture, the Apollo Permitted Seller Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness or Specified Convertible Bond Exchange Refinancing thereof) constitutes a Restricted Payment, the Borrower may make such Restricted Payment to the extent permitted by Section 7.14 and (B) the Second Lien Convertible Notes Indenture (and any Second Lien Convertible Refinancing Debt) constitutes a Restricted Payment, the Borrower may make such Restricted Payment;

(f) the Borrower may receive cash payments and/or its common stock from the 2018 Option Counterparties pursuant to the terms of the 2018 Convertible Notes Bond Hedge Transaction;

(g) the Borrower may receive cash payments and/or its common stock from the 2021 Option Counterparties pursuant to the terms of the 2021 Convertible Notes Bond Hedge Transaction;

(h) the Borrower may purchase call options on the Borrower’s common stock, and receive cash payments and/or its common stock, from a dealer counterparty pursuant to the terms of any Permitted Refinancing Hedge Transaction as long as the only cash payment that Borrower may make to the dealer counterparty party to such Permitted Refinancing Hedge Transaction is the purchase price paid by the Borrower to such dealer counterparty party at the time such Permitted Refinancing Hedge Transaction is entered into and substantially concurrent with the receipt by the Borrower of the net proceeds of the Permitted Refinancing Convertible Bond Indebtedness that refinances the applicable Convertible Senior Notes;

(i) the Borrower may settle or terminate any 2018 Convertible Notes Warrant Transaction, 2021 Convertible Notes Warrant Transaction, 2020 Convertible Notes Warrant Transaction and Permitted Refinancing Warrant Transaction (including by set-off or netting against the related 2018 Convertible Notes Bond Hedge Transaction, 2021 Convertible Notes Bond Hedge Transaction, 2020 Convertible Notes Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, if applicable); provided that, in the case where the Borrower voluntarily elects to satisfy its exercise or settlement or termination obligations under such 2018 Convertible Notes Warrant Transaction, 2021 Convertible Notes Warrant Transaction, 2020 Convertible Notes Warrant Transaction or Permitted Refinancing Warrant Transaction, as applicable, in cash, both immediately prior and after giving effect to any such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (x) each 2018 Option Counterparty, 2021 Option Counterparty, 2020 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2018 Convertible Notes Bond Hedge Transaction, 2021 Convertible Notes Bond Hedge Transaction, 2020 Convertible Notes Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (y) Borrower under the respective Convertible Senior Notes or Permitted Refinancing Convertible Bond Indebtedness, as applicable), (x) no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (I) each 2018 Option Counterparty, 2021 Option Counterparty, 2020 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2018 Convertible Notes Bond Hedge Transaction, 2021 Convertible Notes Bond Hedge Transaction, 2020 Convertible Notes Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (II) Borrower under the respective Convertible Senior Notes or Permitted Refinancing Convertible Bond Indebtedness, as applicable), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(j) so long as no Default or Event of Default has occurred and is continuing, the Borrower may make other Restricted Payments in an aggregate amount not to exceed $30,000,000 after the Closing Date;

(k) the Borrower may receive cash payments and/or its common stock from the 2020 Option Counterparties pursuant to the terms of the 2020 Convertible Notes Bond Hedge Transaction;

(l) the Borrower may (A) satisfy its conversion obligation under the Permitted Mandatory Convertible Preferred or otherwise settle pursuant to the terms of the Permitted Mandatory Convertible Preferred by issuing common Equity Interests in the Borrower but not in Cash (other than Cash payments in lieu of fractional shares) or (B) purchase, redeem or otherwise acquire the Permitted Mandatory Convertible Preferred in exchange for its common Equity Interests but not for Cash;

(m) capital contributions to the Seller Note SPV (whether in the form of cash or Specified TERP Common Stock or otherwise) to the extent necessary for the Seller Note SPV to make required payments and deliveries pursuant to the indenture governing the Permitted Seller Notes;

(n) the Borrower may receive cash payments and/or its common stock from the 2022 Option Counterparties pursuant to the terms of the 2022 Convertible Notes Call Transactions;

(o) the Borrower may issue its common stock to the Warrant Holders upon exercise of a Warrant Holder to purchase such common stock pursuant to its Warrant (including pursuant to a cashless exercise under the provisions thereof);

(p) the Borrower may make capital contributions to its Subsidiaries to the extent necessary to make required payments pursuant to the loan agreement governing the 313 Facility;

(q) the Borrower may receive cash payments and/or its common stock from the 2023 Option Counterparties pursuant to the terms of the 2023 Convertible Notes Call Transactions; and

(r) the Borrower may receive cash payments and/or its common stock from the 2025 Option Counterparties pursuant to the terms of the 2025 Convertible Notes Call Transactions.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on terms at least as favorable to the Borrower and the other Loan Parties as would be obtainable by the Borrower and such other Loan Parties at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any Guarantor or between and among any Guarantors, (b) transactions consisting of the contribution or deposit of the Specified TERP Common Stock to or with the Seller Note SPV permitted by Section 7.02(u) or any other agreements between or among the purchaser or holder (or any entity on behalf thereof) of the Permitted Seller Notes, the Borrower, any Guarantor and/or the Seller Note SPV, in each case as the Borrower, any Guarantor and/or the Seller Note SPV may deem reasonably necessary or appropriate in connection with the issuance of the Permitted Seller Notes (including any agreements entered into in connection with the delivery and/or registration of any capital stock deliverable upon exchange of the Permitted Seller Notes), (c) [reserved], (d) transactions consisting of the direct or indirect contribution or transfer by the Borrower of one or more or all of the Apollo Subs to YieldCo or its subsidiaries, (e) transactions consisting of the making of required payments pursuant to the loan agreement governing the 313 Facility, or (f) transactions consisting of direct or indirection contribution or transfer of the SUNE Residential Portfolio to Apollo.

7.09 Burdensome Agreements. Enter into, incur or permit to exist or become effective any Contractual Obligation that:

(a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Subsidiary Guarantor, to make or repay intercompany loans or advances, or to otherwise transfer property to the Borrower or any Subsidiary Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person (other than a negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness); provided that the foregoing shall not prohibit any such limitation or restriction contained in (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (B) customary provisions restricting assignment of, or sublicensing under, any licensing agreement entered into in the ordinary course of business, (C) any agreement or instrument governing any Indebtedness of any Foreign Subsidiary of the Borrower permitted pursuant to Section 7.03, and customary restrictions contained in “comfort”

letters and guarantees of any such Indebtedness, so long as any such restriction affects only such Foreign Subsidiary and does not in any manner affect the Borrower or any Domestic Subsidiary, (D) any Contractual Obligation of a Subsidiary of Sun Edison that is not a Guarantor so long as (i) any restriction on Liens or Guarantees does not extend to any entity or assets other than the Subsidiary that is a party to such Contractual Obligation and its assets (including its Subsidiaries that are not Guarantors) and (ii) any restriction or limitation on dividends, or the making or repayment of intercompany loans, shall only apply to such Subsidiary and its Subsidiaries and shall be taken into account in calculating the Liquidity Amount at any time, (E) any agreement governing or evidencing Non-Recourse Project Indebtedness of a Non-Recourse Subsidiary permitted under Section 7.03(f)(i) so long as no such restriction or limitation extends to any Person other than Non-Recourse Subsidiaries, (F) the Second Lien Note Documents, (G) the Other Pari Passu Lien Debt Documents, (H) the First Lien Credit Documents or (I) the 313 Facility; or

(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except to the extent of obligations that, individually or in the aggregate, are not material to the Borrower or any Subsidiary and except as set forth in the First Lien Credit Documents as long as such requirements set forth therein are subject to the terms of the Intercreditor Agreement.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of each fiscal quarter of the Borrower, commencing with the last day of the fiscal quarter ending December 31, 2015, to be greater than 3.60 to 1.00.

(b) Liquidity Amount. Permit the Liquidity Amount, as of the end of any fiscal quarter of the Borrower occurring on or after December 31, 2015, to be less than $420,000,000 at such time.

7.12 Amendments to Organization Documents; Borrower/SSL TopCo Agreement, Borrower/YieldCo Agreement, Borrower/Yieldco II Agreement and First Lien Credit Documents. Amend, modify or waive any of its rights under (a) any of its Organization Documents, Borrower/SSL TopCo Agreements, Borrower/YieldCo Agreements or Borrower/YieldCo II Agreements to the extent that such amendment, modification or waiver would be materially adverse to the interests of the Lenders or (b) any First Lien Credit Document except to the extent permitted by the Intercreditor Agreement.

7.13 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.14 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any unsecured Indebtedness incurred pursuant to Section 7.03(h) or 7.03(l) (other than (i) as permitted pursuant to Section 7.03(l), (ii) pursuant to an exchange of such unsecured Indebtedness for Second Lien Convertible Notes, (iii) any redemption required by Article III of the 2018 Convertible Senior Notes Indenture, Article III of the 2021 Convertible Senior Notes Indenture, Article III of the Apollo Permitted Seller Notes Indenture, the corresponding section or article of the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, or the 2025 Convertible Senior Notes Indenture, or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness, or (iv) pursuant to a cash settlement method to the extent required by Section 4.03(a)(iv) of the 2018 Convertible Senior Notes Indenture, Section 4.03(a)(iv) of the 2021 Convertible Senior Notes Indenture, the corresponding section or article of the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, the 2025 Convertible Senior Notes Indenture or Section 4.03(b) of the Apollo Permitted Seller Notes Indenture, or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness, (y) pursuant to a “Physical Settlement” under (and as defined in) the 2018 Convertible Senior Notes Indenture, the 2021 Convertible Senior Notes Indenture, the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, the 2025 Convertible Senior Notes Indenture, or the Apollo Permitted Seller Notes Indenture, as applicable or (z) pursuant to a “Combination Settlement” under (and as defined in) the 2018 Convertible Senior Notes Indenture, the 2021 Convertible Senior Notes Indenture, the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, the 2025 Convertible Senior Notes Indenture, or the Apollo Permitted Seller Notes Indenture, as applicable, or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness, with a “Specified Dollar Amount” (as defined therein) equal to or less than $1,000); provided that, without limitation of any of clauses (i), (ii), (iii) and (iv) of the immediately preceding parenthetical:

(A) the Borrower may make cash payments and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the 2018 Convertible Senior Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness thereof) as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2018 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2018 Convertible Notes Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) the Borrower under the respective 2018 Convertible Notes Warrant Transaction or Permitted Refinancing Warrant Transaction, as applicable), no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2018 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2018 Convertible Notes

Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) the Borrower under the respective 2018 Convertible Notes Warrant Transaction or Permitted Refinancing Warrant Transaction, as applicable), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(B) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the 2021 Convertible Senior Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness thereof) as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2021 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2021 Convertible Notes Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the respective 2021 Convertible Notes Warrant Transaction or Permitted Refinancing Warrant Transaction, as applicable), no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2021 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2021 Convertible Notes Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the respective 2021 Convertible Notes Warrant Transaction or Permitted Refinancing Warrant Transaction, as applicable), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(C) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the 2020 Convertible Senior Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness thereof) as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2020 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2020 Convertible Notes

Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the respective 2020 Convertible Notes Warrant Transaction or Permitted Refinancing Warrant Transaction, as applicable), no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2020 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2020 Convertible Notes Bond Hedge Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the respective 2020 Convertible Notes Warrant Transaction or Permitted Refinancing Warrant Transaction, as applicable), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(D) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the 2022 Convertible Senior Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness thereof) as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2022 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2022 Convertible Notes Call Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the related Permitted Refinancing Warrant Transaction, if applicable), no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2022 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2022 Convertible Notes Call Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the related Permitted Refinancing Warrant Transaction, if applicable), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(E) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the 2023 Convertible Senior Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness thereof) as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2023 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2023 Convertible Notes Call Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the related Permitted Refinancing Warrant Transaction, if applicable), no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2023 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2023 Convertible Notes Call Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the related Permitted Refinancing Warrant Transaction, if applicable), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(F) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the 2025 Convertible Senior Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness thereof) as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2025 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2025 Convertible Notes Call Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the related Permitted Refinancing Warrant Transaction, if applicable), no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment (with the effect of any such cash payment determined after also giving effect to the satisfaction of any related settlement obligations of (i) each 2025 Option Counterparty and dealer counterparty to any Permitted Refinancing Hedge Transaction, as applicable, under the respective 2025 Convertible Notes Call Transaction or Permitted Refinancing Hedge Transaction, as applicable, and (ii) Borrower under the related Permitted Refinancing Warrant Transaction, if applicable), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(G) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the Apollo Permitted Seller Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness thereof) as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment, no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment, the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);

(H) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the Specified Convertible Bond Exchange Refinancing, as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment, no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment, the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement); and

(I) the Borrower may consummate one or more Designated Debt-For-Equity Exchanges.

Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower shall not, nor shall it permit any Subsidiary to, in each case using Cash or any Indebtedness (or the proceeds thereof) incurred or Guaranteed by the Borrower or any Subsidiary thereof (including, for the avoidance of doubt, any Unrestricted Subsidiary), prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness incurred pursuant to Section 7.03(h), 7.03(l) or 7.03(q); provided, however, that none of the foregoing shall prohibit (i) such prepayment, redemption, purchase, defeasance or other satisfaction of such Indebtedness as a result of a cashless (other than with respect to closing fees and expenses) exchange of such Indebtedness incurred pursuant to Section 7.03(l) (other than pursuant to clause (G) thereof) for Indebtedness that constitutes a Specified Convertible Bond Exchange Refinancing or Designated Debt-For-Equity Exchanges or (ii) exchanges for Second Lien Convertible Notes.

7.15 Amendment of Indebtedness. Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of (X) any Indebtedness set forth in Schedule 7.03, or any term or condition of any Convertible Senior Notes or any Permitted Refinancing Convertible Bond Indebtedness except for (A) (i) any refinancing, refunding, renewal or extension thereof permitted by Section 7.03(b) or, with respect to Convertible Senior Notes, Section 7.03(l) or (ii) any refinancing thereof resulting from Designated Debt-for-Equity Exchanges, (B) any exchange of Convertible Senior Notes for Second Lien Convertible Notes and (C) any amendment, modification or change expressly required to be made (including adjustments to the conversion rate (howsoever defined)) pursuant to the terms of the 2018 Convertible Senior Notes Indenture as in effect on the Closing Date or the terms of the 2021 Convertible Senior Notes Indenture as in effect on the Closing Date or the terms of the 2020 Convertible Senior Notes Indenture as in effect on the date of the issuance of the 2020 Convertible Senior Notes pursuant thereto or the terms of the 2022 Convertible Senior Notes Indenture as in effect on the date of the issuance of the 2022 Convertible Senior Notes pursuant thereto or the terms of the 2023 Convertible Senior Notes Indenture as in effect on the date of the issuance of the 2023 Convertible Senior Notes pursuant thereto, the terms of the 2025 Convertible Senior Notes Indenture as in effect on the date of the issuance of the 2025 Convertible Senior Notes pursuant thereto or the terms of the Apollo Permitted Seller Notes Indenture as in effect on the date of the issuance of the Apollo Permitted Seller Notes pursuant thereto, or pursuant to similar terms of an indenture governing any Permitted Refinancing Convertible Bond Indebtedness or (Y) the Apollo TERP Note.

7.16 Pasadena Real Estate and Sherman Real Estate and the Specified TERP Common Stock.

(a) Create, incur, assume or suffer to exist any Lien upon the Pasadena Real Estate or the Sherman Real Estate other than the Permitted Real Estate Liens;

(b) Enter into, incur or permit to exist or become effective any Contractual Obligation that limits the ability MEMC Pasadena, Inc. or any other Subsidiary that owns the Pasadena Real Estate to create, incur, assume or suffer to exist Liens on the Pasadena Real Estate or that limits the ability of the Borrower or any other Subsidiary of the Borrower that owns the Sherman Real Estate to create, incur, assume or suffer to exist Liens on the Sherman Real Estate;

(c) Dispose of the Pasadena Real Estate to the Borrower or any subsidiary other than a Subsidiary that is a Loan Party; or

(d) Create, incur, assume or suffer to exist any Lien upon the Specified TERP Common Stock contributed to or deposited with the Seller Note SPV to the extent permitted by Section 7.02(u) other than Liens on such Specified TERP Common Stock granted to holders of the Permitted Seller Notes and such other secured parties set forth in the relevant pledge agreement.

7.17 YieldCo II IPO.

(a) [Reserved].

(b) YieldCo II shall not offer any Equity Interest in YieldCo II to the public except (i) in an initial public offering prior to which the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower attaching copies of each of the Borrower/YieldCo II

Agreements and certifying that each is a true, correct and complete copy of such Borrower/YieldCo II Agreements and (ii) any public offering of such Equity Interest subsequent to such initial public offering.

(c) For the avoidance of doubt, nothing in this Section 7.17 shall restrict YieldCo II from issuing or otherwise selling its Equity Interests to Persons in a transaction other than a public offering.

7.18 Intermediate Holdings. Permit Intermediate Holdings to (a) incur, directly or indirectly, any Indebtedness; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it; (c) engage in any business or activity or own any assets other than holding 100% of the Equity Interests of the Seller Note SPV; (d) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries; or (e) create or acquire any Subsidiary or make or own any Investment in any Person other than the Seller Note SPV.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any event constituting an “Event of Default” under any other Loan Document occurs or the Borrower fails to perform or observe any term, covenant or agreement either (i) contained in any of Section 6.05, 6.11, 6.12, 6.13, 6.17 or 6.19 or Article VII, or (ii) contained in any of Section 6.01, 6.02, 6.03, 6.09(d) or 6.20 and, in the case of this clause (ii), such failure continues for fifteen (15) days after the earlier of (x) knowledge thereof by any Responsible Officer or (y) receipt by the Borrower of a Notice of Default with respect thereto; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed, and such failure continues for thirty (30) days after the earlier of (x) knowledge thereof by any Responsible Officer or (y) receipt by the Borrower of a Notice of Default with respect thereto; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, with respect to any representation or warranty that is itself modified or qualified by materiality or a “Material Adverse Effect” standard, in any respect) when made or deemed made; or

(e) Cross-Default. (i) Other than with respect to Non-Recourse Project Indebtedness, or Indebtedness under the First Lien Credit Agreement, so long as no claim with respect thereto is made against any Subsidiary other than the Non-Recourse Subsidiaries liable therefor, the Borrower or any Subsidiary (A) fails to make any payment when due after any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (including any Indebtedness under any of the Convertible Senior Notes) or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) to a Person other than the Borrower and its wholly-owned Subsidiaries (including the Guarantee by the Borrower to the Sellers of the Indebtedness and all obligations in connection therewith of the Seller Note SPV under the Permitted Seller Notes and the Guarantee by the Borrower of the 313 Facility) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $60,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee described in clause (A) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be accelerated or to otherwise become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (it being understood that (X) conversions of any 2018 Convertible Senior Notes pursuant to the terms of the 2018 Convertible Senior Notes Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversions of any 2021 Convertible Senior Notes pursuant to the terms of the 2021 Convertible Senior Notes Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversions of any 2020 Convertible Senior Notes pursuant to the terms of the 2020 Convertible Senior Notes Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversions of any 2022 Convertible Senior Notes pursuant to the terms of the 2022 Convertible Senior Note Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversions of any 2023 Convertible Senior Notes pursuant to the terms of the 2023 Convertible Senior Note Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversions of any 2025 Convertible Senior Notes pursuant to the terms of the 2025 Convertible Senior Note Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversion of any Apollo Permitted Seller Notes pursuant to the terms of the Apollo Permitted Seller Notes Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversion of any Second Lien Convertible Notes pursuant to the terms of the Second Lien Convertible Notes Indenture (or of any notes pursuant to the terms of any Second Lien Convertible Refinancing Debt thereof) or (Y) any conversion or exchange of the Permitted Seller Notes into or for the Class A TERP Common Stock (and related payments of Cash in lieu of fractional shares), any conversion or exchange of the Permitted Mandatory Convertible Preferred into or for the common Equity Interest in the Borrower (and related payments of Cash in lieu of fractional shares) or any redemption or repurchase of Permitted Seller Notes or Permitted Mandatory Convertible Preferred upon the occurrence of a “Fundamental Change” (or equivalent) under the applicable indenture or other applicable document shall not constitute an Event of Default under this clause (i) or any redemption required by Article III of the 2018 Convertible Senior Notes Indenture or Article III of the 2021 Convertible Senior Notes Indenture or the corresponding section or article of the 2020 Convertible Senior Notes Indenture or the corresponding section or article of the 2022 Convertible Senior Notes Indenture or the corresponding section or article of the 2023 Convertible Senior Notes Indenture or the corresponding section or article of the 2025 Convertible Senior Notes Indenture or the corresponding section or article of the Second Lien Convertible Notes Indenture or Article III of the Apollo Permitted Seller Notes Indenture or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness or Second Lien Convertible Refinancing Debt shall not constitute an Event of Default under this clause (i)), or such Guarantee to become payable or cash collateral in respect thereof to be provided; (ii) there occurs under any Swap Contract (other than with respect to Non-Recourse Project Indebtedness, so long as no claim with respect thereto is made against the Borrower or any Subsidiary other than the Non-Recourse Subsidiaries liable therefor), any 2018 Convertible Notes Bond Hedge Transaction, any 2021 Convertible Notes Bond Hedge Transaction, any 2020 Convertible Notes Bond Hedge Transaction, any 2022 Convertible Notes Call Transaction, any 2023 Convertible Notes Call Transaction, any 2025 Convertible Notes Call Transaction or any Permitted Refinancing Hedge Transaction, an early termination date (or such other similar term) under such Swap Contract, such 2018 Convertible Notes Bond Hedge Transaction, such 2021 Convertible Notes Bond Hedge Transaction, such 2020 Convertible Notes Bond Hedge Transaction, such 2022 Convertible Notes Call Transaction and such Permitted Refinancing Hedge Transaction, as applicable) resulting from (A) any event of default under such Swap Contract, such 2018 Convertible Notes Bond Hedge Transaction, such 2021 Convertible Notes Bond Hedge Transaction, such 2020 Convertible Notes Bond Hedge Transaction, such 2022 Convertible Notes Call Transaction, such 2023 Convertible Notes Call Transaction, such 2025 Convertible Notes Call Transaction and such Permitted Refinancing Hedge Transaction, as applicable) to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract, such 2018 Convertible Notes Bond Hedge Transaction, such 2021 Convertible Notes Bond Hedge Transaction, such 2020 Convertible Notes Bond Hedge Transaction, such 2022 Convertible Notes Call Transaction, such 2023 Convertible Notes Call Transaction, such 2025 Convertible Notes Call Transaction and such Permitted Refinancing Hedge Transaction, as applicable, as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $57,500,000, or (iii) (A) any Event of Default under, and as defined in, the First Lien Credit Agreement exists and results in the acceleration of the First Lien Loan Obligations, (B) any failure to make any payment when due after any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) under the First Lien Credit Agreement occurs or (C) any failure pay or repay any reimbursement obligation, or any loan, advance or other credit extension made in respect of such reimbursement obligation, with respect to any letter of credit or banker’s acceptance issued under or pursuant to the First Lien Credit Agreement or any loan or credit agreement, indenture, note purchase agreement or other debt document governing or evidencing any First Lien Refinancing Debt, within seven (7) Business Days of the date such reimbursement obligation arose or such loan, advance or other credit extension was made or deemed made, occurs; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries and Non-Recourse Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries and Non-Recourse Subsidiaries) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries and Non-Recourse Subsidiaries) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to such Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in any material respect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Liens. Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral with the priority required by the Intercreditor Agreement and the applicable Security Document, except as a result of the sale or other Disposition of the applicable Collateral in a transaction permitted under the Loan Documents; or

(l) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) [Reserved]; and

(d) subject to the Intercreditor Agreement, exercise on behalf of itself and the Lenders all rights and remedies available to it, and the Lenders under the Loan Documents, including causing the Collateral Trustee to enforce any and all Liens and security interests created pursuant to Security Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States or an Event of Default under Section 8.01(f) or 8.01(g), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement) shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans plus the applicable call premium set forth in Section 2.05(b), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts of such Obligations held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Deutsche Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (including, without limitation, to enter any intercreditor agreement entered into by the Administrative Agent in accordance with this Agreement on behalf of the Secured Parties including, without limitation, the Intercreditor Agreement). The provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of such provisions. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and other applicable Agents and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties herewith shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in writing in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.01) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any obligation or duty to disclose, disclose further or update, and shall not be liable for the failure to disclose, disclose further or update, any information, or information it may have provided to the Lenders, relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administration Agent is relying on the foregoing.

Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmation of the Outstanding Amount of the Loans or the component amounts thereof.

9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of each Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. The exculpatory, indemnification and other provisions of Section 9.03 and of Section 10.04 shall apply to any Affiliates of the Agents and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by an Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Agent who appointed such sub-agent and not to any Loan Party, Lender, any other Agent or any other Person and no Loan Party, Lender, other Agent or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. No appointment hereunder shall be effective unless the Person so appointed has accepted such appointment in writing, and upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has in its sole discretion deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time in its sole discretion deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as otherwise explicitly set forth in this Agreement, no Agent shall have any obligation, duty or responsibility, either initially or on a continuing basis, to make any investigation or any appraisal on behalf of Lenders or to provide, provide further or update any Lender with any credit or other information, or any other credit or other information it may have provided to any Lender, with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, no Agent shall have any fiduciary obligation or duty to any Lender, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. Each Lender that becomes a party to this Agreement pursuant to an Assignment and Assumption agrees to each of the provisions applicable to assignees contained in the form Assignment and Assumption attached as Exhibit E-1 hereto. Each Agent is relying on the foregoing.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, no bookrunner, arranger, syndication agent or documentation agent (including the Syndication Agent, each Bookrunner and each Arranger) shall have any obligations, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding (but subject in all respects to the terms and conditions of any intercreditor agreement entered into by the Administrative Agent in accordance with this Agreement (including the Intercreditor Agreement) and the Collateral Trust Agreement), the Borrower, Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by Administrative Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by Administrative Agent or the Collateral Trustee, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Trustee on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code),the Collateral Trustee (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Trustee, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions as provided to the Collateral Trustee as contemplated by the Collateral Trust Agreement, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Second Lien Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale or other disposition. The Collateral Trustee is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

9.10 Collateral and Guaranty Matters; Collateral Trust Agreement.

(a) Each of the Lenders hereby irrevocably further authorizes Administrative Agent to appoint the Collateral Trustee under the Collateral Trust Agreement to act on behalf of the Secured Parties. Each of the Lenders hereby irrevocably authorizes Administrative Agent or Collateral Trustee, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Security Documents.

(b) The Collateral Trust Agreement shall govern the release of any Lien on the Collateral as security for Obligations, and notwithstanding anything to the contrary contained herein or in any other Loan Document (other than the Collateral Trust Agreement), the Administrative Agent or Collateral Trustee, as applicable, are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to execute any documents or instruments necessary to release any Lien encumbering any item of Collateral

(i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations and other obligations not then payable which expressly survive termination) (the date on which all of the foregoing in this clause (i) has occurred, the “Termination Date”), (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder, (iii) in connection with a release made as a result of a Subsidiary becoming a Non-Recourse Subsidiary in a transaction described in Section 6.13, (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, and (v) in accordance with any intercreditor agreement entered into by the Administrative Agent or the Collateral Trustee, as applicable, in accordance with this Agreement (including the Intercreditor Agreement). Any execution and delivery of documents pursuant to this clause (b) shall be without recourse to or warranty by the Administrative Agent or the Collateral Trustee.

(c) [Reserved.]

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document (other than the Collateral Trust Agreement), the Administrative Agent or Collateral Trustee, as applicable, are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender):

(i) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(l);

(ii) to release any Guarantor from its obligations under the Guaranty if such Person either (A) ceases to be a Subsidiary as a result of a transaction permitted hereunder, or (B) becomes a Non-Recourse Subsidiary in a transaction described in Section 6.13; and

(iii) (A) to enter into or amend any intercreditor agreement with any representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral by Section 7.01(q) or Indebtedness that is permitted by Section 7.03 to be secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations, (B) to rely exclusively on a certificate of a Responsible Officer of the Borrower seeking to permit such Lien as to whether any such other Liens are permitted and (C) to enter into or amend the Intercreditor Agreement. Any intercreditor agreement entered into by the Administrative Agent in accordance with this Agreement and any amendment thereto shall be binding on the Secured Parties.

(e) Notwithstanding anything to the contrary contained herein or any other Loan Document, upon the occurrence of the Termination Date, upon request of the Borrower, the Administrative Agent may, at its option and in its discretion (without notice to, or vote or consent of, any Lender) take such actions as shall be required to terminate this Agreement and to release all guarantee obligations under the Guaranty. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Upon request by the Administrative Agent or the Collateral Trustee at any time, the Required Lenders (or such greater number of Lenders as may be required under Section 10.01) will confirm in writing the Administrative Agent’s or the Collateral Trustee’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

No Lender or Affiliate of a Lender that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.

Neither the Administrative Agent nor the Collateral Trustee shall be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent or the Collateral Trustee from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent or the Collateral Trustee at the time of receipt of such request and then only in accordance with such specific request.

Neither the Administrative Agent nor the Collateral Trustee shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Trustee’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Trustee be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any other reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any all expenses incurred, unless such amounts have been indemnified by any Loan Party or the relevant Lender.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. Subject to Section 5.3(c) of the Intercreditor Agreement, (i) no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and (ii) no direction or instruction to the Collateral Trustee with respect to an action proposed to be taken under the Collateral Trust Agreement or consent required under the Collateral Trust Agreement shall be effective unless in writing signed by the Required Lenders, and, in the case of each of clauses (i) and (ii), acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that except as provided in Section 5.3(c) of the Intercreditor Agreement, no such amendment, waiver or consent, or direction or instruction, or consent under the Collateral Trust Agreement, shall:

(a) waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments, if any) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e) change Section 8.03 of this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) [Reserved];

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(h) release, or direct the Collateral Trustee to release, all or substantially all of the value of the Guaranty or all or substantially all of the Collateral without the written consent of each Lender, except to the extent the release of any Guarantee by any Guarantor pursuant to the Guaranty or the release of Collateral is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that except as provided in Section 5.3(c) of the Intercreditor Agreement (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or any other Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or such Agent under this Agreement or any other Loan Document; and (ii) any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (B) the outstanding principal amount of Loans and other Obligations owing to such Lender may not be reduced, other than as a result of payment thereof, without the consent of such Lender, (C) the rate of interest specified herein applicable to any Loans of such Lender may not be reduced without the consent of such Lender except in connection with a reduction of such rate of interest applicable to all Lenders made in accordance with subpart (d) of the first proviso above (with respect to which such Defaulting Lender shall not be entitled to vote) and (iv) any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments, if any) of principal due to such Lender may not be postponed without the consent of such Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents including, without limitation, to amend the Security Documents to permit refinancing indebtedness that is permitted hereunder to have a Lien on the Collateral ranking junior to the Liens created by the Security Documents to become secured thereby.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below),

all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY

OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. The Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the other Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender or other Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by each Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for such Agent), in connection with the syndication of the credit facilities provided for herein, (ii) all reasonable and documented out of pocket costs and expenses incurred by the Administrative Agent and each Lender (including without limitation the reasonable fees, charges and disbursements of a single primary counsel for the Administrative Agent and, in addition, each Lender, and appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs), in connection with the preparation, review, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (iii) all out of pocket expenses incurred by any Agent and, in addition, each Lender (including without limitation reasonable and documented fees, charges and disbursements of any counsel for any Agent and each Lender), in connection with the enforcement or protection of their respective rights (A) in connection with this Agreement and the other Loan Documents, including their respective rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Agent (and any sub-agent thereof), and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses (other than anticipated profits), claims, damages, penalties (including any OFAC related penalties), liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of any Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), the syndication of the credit facilities provided for herein, any commitment or engagement letter (and any related fee letter) delivered by any Agent or any Lender to the Borrower with respect to the transactions contemplated by this Agreement, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Loan Documents, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the applicable Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Borrower nor any other Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any other Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(g) Disqualified Lenders. Each Loan Party also agrees that neither any Agent nor any Arranger shall have any liability to any Loan Party or any person asserting claims on behalf of or in right of any Loan Party or any other person for failure to monitor compliance with any provisions of this Agreement with respect to Disqualified Lenders.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any other Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, any other Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or applicable other Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or applicable other Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby and thereby, except that neither the

Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the other Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender, a Warrant Holder (or any other assignee during the primary syndication of the Term Loans) or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender or an Affiliate of a Lender that has the same or better rating than such Lender; and

(C) [Reserved].

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Reasonably promptly after receipt thereof, the Administrative Agent shall provide to the Borrower a copy of each Assignment and Assumption that is not required to be executed by the Borrower.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and shall be binding on the Borrower and the Lenders. The Register shall be available for inspection by the Borrower and any Lender (with respect to (i) any entry relating to such Lender’s Loans, and (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans)), at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of what-so-ever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 10.06(c).

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower for tax purposes, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loan or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participaion sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) [Reserved].

10.07 Treatment of Certain Information; Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.07) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any other Loan Party and their obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, (i) to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from any Agent or any Lender, or (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).

If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to satisfaction of the conditions set forth in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent, the Lenders and the Borrower and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), (ii) any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 10.01 but requires the consent of such Lender, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including (i) any amounts payable pursuant to Section 2.05(b) or otherwise as if it were a prepayment and (ii) any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, waiver, consent or release with respect to any Loan Document, the proposed replacement Lender consents to the proposed amendment, waiver, consent or release; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section 10.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE BORROWER AND EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Agent has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Agent has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or its Affiliates may have against any Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by any Agent or any Lender, provide all documentation and other information that such Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20 Segregation of Assets and Liabilities. Notwithstanding any other provision of this Agreement, all parties to this Agreement acknowledge and agree that: (i) this Agreement is intended to create an agreement between (a) a Cayman Islands SPC (the “SPC”) in respect of and for the account of a particular segregated portfolio of the SPC to which this Agreement relates and (b) the other parties to this Agreement, and accordingly that the rights and obligations of the SPC in respect of and for the account of the particular segregated portfolio under this Agreement are several and not joint as to any other segregated portfolio of the SPC, (ii) any liabilities of the SPC incurred under this Agreement in respect of and for the account of the particular segregated portfolio to which this Agreement relates shall only be satisfied out of, and all other parties hereto shall only be entitled to recourse to, the assets of the SPC attributable to such segregated portfolio and such other parties shall not be entitled to payment out of or to have recourse to the assets attributable to any other segregated portfolio of the SPC or to the general assets of the SPC, (iii) such other parties and the SPC may only set off or net any liability owed to, or by, the other parties by, or to, the SPC in respect of and for the account of the particular segregated portfolio to which this Agreement relates and not any other segregated portfolio of the SPC or against the general assets of the SPC, and (iv) without prejudice to the right to apply for a receivership order under the Companies Law (2013 Revision) of the Cayman Islands (as may be amended from time to time) in respect of the particular segregated portfolio to which this

Agreement relates, the other parties hereto will not take steps to petition to wind up the SPC. The term “general assets” shall mean the general assets of the SPC that are not allocated to or for the account of one or more segregated portfolios of the SPC.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SUNEDISON, INC., as the Borrower

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Executive Vice President, CAO & CFO

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

Corbin Opportunity Fund, L.P., as a Lender

By:	/s/ Steven Carlino
Name:	Steven Carlino
Title:	CFO - Corbin Capital Partners, L.P. as Investment Manager

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

TENNENBAUM SPECIAL SITUATIONS FUND IX, LLC, as a Lender

By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Raj Vig
Name:	Raj Vig
Title:	Managing Partner

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

TENNENBAUM SPECIAL SITUATIONS IX-O, L.P., as a Lender

By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Raj Vig
Name:	Raj Vig
Title:	Managing Partner

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

TENNENBAUM SPECIAL SITUATIONS IX-C, L.P., as a Lender

By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Raj Vig
Name:	Raj Vig
Title:	Managing Partner

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

TENNENBAUM HEARTLAND CO-INVEST, LP, as a Lender

By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Raj Vig
Name:	Raj Vig
Title:	Managing Partner

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

TENNENBAUM SENIOR LOAN FUND II, LP, as a Lender

By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Raj Vig
Name:	Raj Vig
Title:	Managing Partner

Sun Edison, Inc.

Second Lien Pledge and Security Agreement

Signature Page

TENNENBAUM SENIOR LOAN FUND V, LLC, as a Lender

By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Raj Vig
Name:	Raj Vig
Title:	Managing Partner

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

683 CAPITAL PARTNERS LP, as a Lender

By:	/s/ Joseph Patt
Name:	Joseph Patt
Title:	Member of GP

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

MIHI LLC, as a Lender

By:	/s/ Stephen Mohos
Name:	Stephen Mohos
Title:	Authorized Signatory

By:	/s/ Ayesha Farooqi
Name:	Ayesha Farooqi
Title:	Authorized Signatory

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

LINCOLN SQUARE FUNDING ULC, as a Lender

By:	/s/ Irfan Ahmed
Name:	Irfan Ahmed
Title:	Authorized Signatory

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

FIFTH STREET STATION LLC, as a Lender

By:	/s/ Ben Kolps
Name:	Ben Kolps
Title:	Managing Director

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

FLAGLER MASTER FUND SPC, LTD., on behalf of and for the account of the Class B Segregated Portfolio

By:	/s/ David Koenig
Name:	David Koenig
Title:	Authorized Person
Address: C/O Candlewood Investment Group, LP, Investment Advisor 555 Theodore Fremd Avenue Suite C-303 Rye, NY 10580

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

FLAGLER MASTER FUND SPC, LTD., on behalf of and for the account of the Class A Segregated Portfolio

By:	/s/ David Koenig
Name:	David Koenig
Title:	Authorized Person
Address: C/O Candlewood Investment Group, LP, Investment Advisor 555 Theodore Fremd Avenue Suite C-303 Rye, NY 10580

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

CWD OC 522 MASTER FUND, LTD.

By:	/s/ David Koenig
Name:	David Koenig
Title:	Authorized Person
Address: C/O Candlewood Investment Group, LP, Investment Advisor 555 Theodore Fremd Avenue Suite C-303 Rye, NY 10580

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

CANDLEWOOD SPECIAL SITUATIONS MASTER FUND, LTD.

By:	/s/ David Koenig
Name:	David Koenig
Title:	Authorized Person
Address: C/O Candlewood Investment Group, LP, Investment Advisor 555 Theodore Fremd Avenue Suite C-303 Rye, NY 10580

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

CANDLEWOOD FINANCIAL OPPORTUNITIES FUND, LLC

By:	/s/ David Koenig
Name:	David Koenig
Title:	Authorized Person
Address: C/O Candlewood Investment Group, LP, Investment Advisor 555 Theodore Fremd Avenue Suite C-303 Rye, NY 10580

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

CANDLEWOOD FINANCIAL OPPORTUNITIES MASTER FUND, LP

By:	/s/ David Koenig
Name:	David Koenig
Title:	Authorized Person
Address: C/O Candlewood Investment Group, LP, Investment Advisor 555 Theodore Fremd Avenue Suite C-303 Rye, NY 10580

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

HIGHBRIDGE TACTICAL CREDIT & CONVERTIBLES MASTER FUND, L.P., as a Lender

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

HIGHBRIDGE INTERNATIONAL LLC, as a Lender

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

SunEdison, Inc.

Second Lien Credit Agreement

Signature Page